UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1 A3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	3590	98-0491567
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Peter Wojcik

President, Chief Executive Officer

      2987 Blackbear Court, Coquitlam,

British Columbia, V4E 3A2, Canada

pwojcik@telus.net

Pharmagreen Biotech Inc.

112 North Curry Street

Carson City, Nevada 89703

(702-803-9404)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

 If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common stock, $0.001 par value per share	24,051,725	(3)	$2.00	(2)	$48,103,450	$5,831	(4)

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The offering price has been arbitrarily determined by Pharmagreen Biotech Inc. and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) The registration fee for securities to be offered to the public is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the Selling Stockholders named in this registration statement (4,051,725) and proposed (20,000,000) shares to be sold in the future.

(5) This Registration Statement covers the resale by our selling shareholders of up to 4,051,725 shares of common stock previously issued to such selling shareholders.

(6)  This Registration Statement covers the resale by future shareholders of up to 20,000,000 shares of common stock issued to future shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PHARMAGREEN BIOTECH INC.

       24,051,725 Shares

4,051,725 Common Stock

Prior to this registration, Pharmagreen Biotech Inc. ("Pharmagreen", the "Company", "us", "we", "our") is presently traded on OTC Markets under the symbol PHBI. We are offering up to 20,000,000 shares of common stock for sale by us to the public and registering for resale 4,051,725 shares of common stock held by existing shareholders.

This prospectus may not be used to offer or sell securities unless the Company files a post-effective amendment to include any material information relating to the plan of distribution not previously disclosed in this registration statement or any material change to such information (the “Post Effective Amendment”).

We may offer the securities directly to investors, through agents designated by us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable, fee, commission, or discount arrangement with, between, or among them will be set forth, or will be calculable from the information set forth, in an accompanying post-effective amendment to include any material information relating to the plan of distribution not previously disclosed in this registration statement or any material change to such information. For more detailed information, see "Plan of Distribution" in this prospectus.

We are offering for sale a minimum of 1,000,000 and a maximum of 20,000,000 shares of common stock at a price of $2.00 per share (the "Offering"). The Offering is being conducted on a self-underwritten, best effort basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 1,000,000 shares are sold. This Offering will continue for the earlier of: (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 20,000,000 shares registered hereunder have been sold. We may at our discretion extend the Offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. There have been no arrangements to place the Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Offering. When at least 1,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. However; since the funds will not be placed into an escrow account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this Offering.

Shares Offered

Price to

Selling Agent

 Proceeds to

by Company

                    Public

Commissions

the Company

 ----------

 ------

-----------

-----------

Per Share

$  2.00

Not applicable

$  2.00

Minimum    (1,000,000 shares)

$  2,000,000

Not applicable

$  2,000,000

Maximum (20,000,000 shares)

$40,000,000

Not applicable

$40,000,000

Common Stock for Sale

$2.00

Not Applicable

$0.00

by Selling Stockholders (4,051,725 shares)

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus relates to the resale of an aggregate of an additional 4,051,725 shares of common stock, par value $0.001, by the selling shareholders of Pharmagreen Biotech Inc., and are offering these shares of our common stock by means of this prospectus.  1,000,000 of these shares were acquired from us in a third party debt conversion transactions completed in February 01, 2019. 1,000,000 of these shares were acquired from us in a third party debt conversion transactions completed in December 06, 2018. 2,000,000 of these shares were acquired from us in a third party debt conversion transaction in July 12, 2018. 51,725 of these shares were acquired from us in an equity purchase in December 06, 2018. , see “the Selling Security Holders” under this prospectus. These securities will be offered for sale by the Selling Security Holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these 4,051,725 shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Security Holders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our Common Stock is quoted on the OTC Markets Group, Inc.'s PINK tier under the symbol "PHBI" On March 14, 2019, the closing bid price of our Common Stock was $2.10 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management consisting of Peter Wojcik and Terry Kwan neither has been previously involved in the management or ownership of a company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated significant revenues to date.

Pharmagreen Biotech Inc. is a development stage company and has a limited history of development stage operations in the Biotech field. We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues ($0.00) from our current business operations focused on Tissue Culture Science.   As of the date of this Prospectus, we have been primarily involved in organizing the company and developing the construction plans for the facility and licensing application with Health Canada. We have spent $465,000 in the last year in connection with the construction plans and Health Canada license application.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 13 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  _________________________

TABLE OF CONTENTS

ITEM 2. PROSPECTUS SUMMARY

7

THE OFFERING

9

SUMMARY FINANCIAL DATA

11

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

12

RISK FACTORS

13

ITEM 3: USE OF PROCEEDS

29

ITEM 4. DETERMINATION OF OFFERING PRICE

30

ITEM 5. DILUTION

31

ITEM 6. SELLING SECURITIES HOLDERS

32

ITEM 7.

PLAN OF DISTRIBUTION

33

ITEM 8. DESCRIPTION OF SECURITIES TO BE REGISTERED

35

ITEM 9. INTERESTS OF NAMED COUNSEL, EXPERTS AND STRATEGIC PARTNER

37

ITEM 10. INFORMATION WITH RESPECT TO THE REGISTRANT

38

A.

DESCRIPTION OF BUSINESS

38

B.

DESCRIPTION OF PROPERTY

48

C.

LEGAL PROCEEDINGS

48

D.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

48

E.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS  50

F.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

52

G.

Quantitative and Qualitative Disclosures about Market Risk

52

H.

Directors, Executive Management, Promoters and Control Persons

52

I.

Executive and Corporate Governance

54

J.

Security Ownership Of Certain Beneficial Owners And Management

57

K.

Transactions With Related Persons, Promoters And Certain Control Persons

58

L.

CRITICAL ACCOUNTING POLICIES

60

M.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

62

Financial Statements

1

PART II

1

Item 11. Other Expenses of Issuance and Distribution.

1

Item 12. Indemnification of Directors and Officers.

Item 13. Recent Sales of Unregistered Securities

Item 14. Undertakings.

Item 16. Exhibits.

SIGNATURES

5

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 2. PROSPECTUS SUMMARY

PHARMAGREEN BIOTECH INC.

(A Development Stage Company)

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the "Registration Statement") of which this Prospectus is a part.

 Unless the context indicates otherwise, as used in this prospectus, the terms "we," "us" and "our" refer to Pharmagreen Biotech Inc.  And its subsidiaries.

Overview

Pharmagreen is headquartered in Coquitlam, British Columbia.  Pharmagreens’ mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using  low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Its immediate focus will be on producing tissue cultured high CBD hemp starter plantlets.  Pharmagreen has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil.  On February 7, 2019, Pharmagreen’s, wholly owned Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed site in Deroche, British Columbia, Canada has advanced from the first stage, “Intake and Screening” to the second stage, “Detailed Review and Initiation of Security Clearance Process,” of a three stage approval process.

Detailed Review and Initiation of Security Clearance Process means applications are reviewed against the licensing and personnel security requirements of the regulations. This process can take several months however the Company does not anticipate any additional costs.

The third stage is Confirmation of Readiness: Confirmation is provided to the applicant that the application substantively meets the requirements and asks for confirmation that the site is ready for licensing or inspection. This stage will be dependent on the timing of completing the development of its site.in Deroche, British Columbia Canada. The Company does not anticipate any additional costs related to this stage..

The Company is currently completing its engineering stage and has begun site development work for the building process of a 63,000 square foot biotech complex.

Company History Overview

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of Nevada, U.S. on November 26, 2007 under the name Azure International, Inc. On October 30, 2008 and effective as of the same date, the Company filed Articles of Merger with the Secretary of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation incorporated on October 16, 2008, and Azure International, Inc. As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc.

Air Transport Group Holdings, Inc. was originally set up to be in the business of acquiring aviation, travel and leisure companies.  During February 2018, change of control of the Company was effected and on February 21, 2018 new management took over.

On April 12, 2018, the Company entered into a share exchange agreement with WFS Pharmagreen Inc., a private company incorporated under the laws of British Columbia, Canada, whereby the Company acquired all of the issued and outstanding shares of WFS Pharmagreen Inc. in exchange for 37,704,500 shares of common stock of the Company. Upon completion of this transaction, the shareholders of WFS Pharmagreen hold 95.5% of voting control of the Company.

Immediately prior to closing of the Agreement, the majority shareholder of the Company was also the majority shareholder of WFS. As a result of the common ownership upon closing of the transaction, the acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-50. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies. On May 2, 2018, the Share Exchange Agreement was effected. In connection with this transaction, the Company changed its name on May 8, 2018 to Pharmagreen Biotech Inc. and changed its year end from April 30th to September 30th.

Our principal executive offices are located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada. Our telephone number is (702-803-9404). Our internet address is www.pharmagreen.ca.   Information on our website does not constitute part of this prospectus.

Our independent auditors have added an explanatory paragraph to their report of our audited consolidated financial statements for the year ending September 30, 2018, stating that our accumulated deficit of $3,961,939, working capital deficit of $1,638,078, lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this Prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Wojcik, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

We have incurred cumulative losses of $4,447,965 through March 31, 2019 and have a working capital deficit of $902,554 as at March 31, 2019.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $120,000. This includes a three month burn, in cash, of $30,000 (at $10,000 per month) considering the Company encounters a bad quarter during its first year in business. In addition to the $120,000 needed for the operating plan the company will need approximately $20,000 for completing this registration.  Mr. Wojcik has agreed to fund the Company, through an oral agreement until such time as the Company raises $120,000 for the operating plan and $20,000 for registration expenses.  Mr. Wojcik, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Wojcik to fund the Company until such time as the Company raises $120,000 for the operating plan and $20,000 for registration expenses Mr. Wojcik has not agreed to fund any specific amount to the Company.

Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Wojcik, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

GENERAL INTRODUCTION

Pharmagreen is headquartered in Coquitlam, British Columbia.  Pharmagreens’ mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora while offering full spectrum DNA testing for plant identification, live genetics preservation using  low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Its immediate focus will be on producing tissue cultured high CBD hemp starter plantlets.  On November 23, 2018, Pharmagreen has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil.  On February 7, 2019, Pharmagreen’s Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed site in Deroche, British Columbia, Canada has advanced from the first stage, “Intake and Screening” to the second stage, “Detailed Review and Initiation of Security Clearance Process,” and the third stage Confirmation of Readiness.

The Company is currently completing its engineering stage and has begun site development work for the building process of a 63,000 square foot biotech complex. 1155907 B.C. Ltd., a wholly owned subsidiary of WFS Pharmagreen Inc., which is a wholly owned subsidiary of Pharmagreen Biotech Inc., has a registered covenant with the land titles office in British Columbia, Canada, with the right to use the land and with the right to purchase the land in the next five years on a cost plus expenses basis from Wladyslaw Wojcik, a beneficial shareholder of Pharmagreen Biotech Inc. The land is located at 38482 Bell Road, Deroche, B.C., V0M 1H0.

THE OFFERING

We have 74,671,835 shares of common stock issued and outstanding. Through this offering we will register 4,051,725 shares held by existing shareholders and up to 20,000,000 shares of common stock for sale by us to the public. These shares represent additional common stock to be issued by us. We will endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $2.00 per share for the duration of the offering. We will receive all proceeds from the sale of the 20,000,000 common stock unless we are unable to sell the minimum of 1,000,000 shares. We will not receive any of the proceeds from the 4,051,725 shares held by existing shareholders.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pharmagreen Biotech Inc. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	20,000,000 shares of common stock, par value $.001, on a best-efforts basis
Securities Being Offered by the Selling Shareholders:	Up to 4,051,725 shares of common stock, par value $.001, on a best-efforts basis.

Offering Price per Share:	The offering price per share is: (i) $2.00 per share for up to 20,000,000 shares; (ii) $2.00 per share for securities being offered by the Selling Shareholders;
Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 365 days, unless extended by the Board of Directors for an additional 90 days.
Net Proceeds to The Company:	$40,000,000, if all the shares are sold (Total Offering Proceeds).
Use of Proceeds:	The Company intends to use the proceeds for the purchase of land and the construction of its 63,000 sq. ft. Biotech Complex and day to day operations.
Number of Shares Outstanding Before the Offering	74,671,835
Number of Shares Outstanding After the Offering:	Up to 94,671,835, if all the shares are sold.
Registration Costs:	Management estimates the total offering registration costs to be $5,831.
Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 13 of this prospectus before deciding whether or not to invest in shares of our Common Stock.

The Company’s officers, directors and control persons do not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) September 30, 2019, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any September 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	not being required to comply with the requirement of auditor attestation of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting

Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period, and as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure requirements available for smaller reporting companies.

SUMMARY FINANCIAL DATA

The following table provides summary financial statement data as of September 30, 2018 and 2017, and the period ending March 31, 2019 The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

PHARMAGREEN BIOTECH, INC.

STATEMENTS OF OPERATIONS

	Years Ended September 30,		Six Months Ended March 31,
	2018	2017	2019
Revenues	$–	$–	$–
Operating Expenses	$748,717	$723,050	$298,904
Other Income (Expenses)	$(324,864)	$(49,399)	$(187,904)
Net Income (Loss)	$(1,073,581)	$(608,155)	$(468,808)

  PHARMAGREEN BIOTECH, INC.

BALANCE SHEET

	September 30,		March 31,
	2018	2017	2019
Total Assets	$449,420	$475,296	$347,314
Total Liabilities	$1,836,881	$2,871,954	$963,107
Shareholders' Equity (Deficit)	$(1,387,461)	$(2,396,658)	$(615,793)
Total Liabilities and Shareholders' Deficit	$449,420	$475,296	$347,314

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

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trends affecting the Company’s financial condition, results of operations or future prospects

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the Company’s business and growth strategies

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the Company’s financing plans and forecasts

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the factors that management expects to contribute to its success and the Company’s ability to be successful in the future

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the Company’s business model and strategy for realizing positive results when sales begin

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competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

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expenses

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the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

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the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

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the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

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the impact of new accounting pronouncements on its financial statements

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that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

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the Company’s market risk exposure and efforts to minimize risk

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development opportunities and its ability to successfully take advantage of such opportunities

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regulations, including anticipated taxes, tax credits or tax refunds expected

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the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

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the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

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that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and

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expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

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the Company’s inability to raise additional funds to support operations if required

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the Company’s inability to effectively manage its growth

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the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

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the Company’s inability to successfully compete against existing and future competitors

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the effects of intense competition that exists in the industry

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the economic downturn and its effect on consumer spending

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the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

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the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

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financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,

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other factors described elsewhere in this Prospectus, or other reasons.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can build and operate our Biotech Complex in a manner that enables us to be profitable and meet customer requirements, develop intellectual property in genetics, pathogen and disease free for every plantlet of cannabis and/or other flora, obtain the necessary permits and/or achieve certain milestones, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our independent auditor’s report for the fiscal years ended September 30, 2017 and 2018 is qualified as to our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual consolidated financial statements for the years ended September 30, 2017 and 2018, our independent auditors included a note to our consolidated financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our consolidated financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred significant losses in prior periods. For the six months ended March 31, 2019 we incurred a net loss of $486,808 and, as of that date, we had an accumulated deficit of $4,447,965 For the year ended September 30, 2018, we incurred a net loss of $1,073,581 and, as of that date, we had an accumulated deficit of $3,961,939. We incurred a net loss in fiscal 2017 of $608,155. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to expand our product lines, develop our intellectual property base, and establish our targeted levels of commercial production. We may not be able to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products, obtain a license for the manufacture and/or sale of such products, or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, and consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our current business relies heavily upon our key employee Mr. Peter Wojcik.

We have been heavily dependent upon the expertise and management of Mr. Peter Wojcik, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of Mr. Wojcik’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stag operations. The company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

The limited public company experience of our two officers could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our two officers and Directors Peter Wojcik of Pharamgreen and Terry Kwan of WFS Pharmagreen Inc. (wholly owned subsidiary of Pharmagreen Biotech Inc.) have limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our two officers and directors management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our business, financial condition, results of operations and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officer and management team, especially our President and Chief Executive Officer, Mr. Peter Wojcik. If our executive officer is unable or unwilling to continue in his present positions, we may not be able to replace him readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on our executive officer. Because of these factors, the loss of the services of our key person could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common Stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Our success depends, in part, on the building of our Biotech Complex and attracting customers to use our services, and if these communities do not adopt our services, then our revenue will be severely limited.

Acceptance of Biotech Complex services will depend on several factors, including cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to meet Biotech Complex’s customers’ needs and expectations adequately, its services may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot ensure that our business model will gain wide acceptance among all targeted groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to commence or continue generating revenues could be reduced.

Our targeted customer base for the Biotech Complex services is diverse and we face a challenge in adequately meeting each group’s needs.

Because Pharmagreen Biotech Complex will serve multiple types of customers we must work constantly to understand the needs, standards, and technical requirements of several different customer groups, and must devote significant resources to developing products for their interests. If we do not accurately predict Pharmagreen Biotech Complex customers’ needs and expectations, we may expend valuable resources in developing products that do not achieve broad acceptance across the markets.

If Pharamgreen Biotech Complex suppliers are unable to supply it with high quality equipment consistently at sufficient volumes, our relationship with Pharmagreen Biotech Complex customers may suffer and our operating results will be adversely affected.

Pharmagreen Biotech Complex customers expect us to deliver our services consistently at sufficient volumes, while meeting their established quality standards. If Pharmagreen Biotech Complex suppliers are unable to consistently deliver such volumes to it, our relationship with customers could be adversely affected which could have a negative impact on our operating results.

 A drop in the retail price of commercially grown products and flora may negatively impact Pharmagreen Biotech Complex business.

The demand for Pharmagreen Biotech Complex services depends in part on the price of commercially grown products and flora. Fluctuations in economic and market conditions that impact the prices of commercially grown products and flora, such as increases in the supply of such products and flora and the decrease in the price of commercially grown products could cause the demand for our services to decline, which would have a negative impact on our business.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term when funds are available, we intend to expand the scope of our operations activities significantly by offering low temperature storage of various horticultural plants; extraction of plant product with a focus on CBD oil. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;

•	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and

•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees, or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and services that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

If we are unable to adopt or incorporate technological advances into Pharmagreen Biotech Complex services, our business could become less competitive, uncompetitive, or obsolete and we may not be able to compete effectively with competitors’ products.

We expect that technological advances in the processes and procedures for the Biotech Complex will continue to occur. As a result, there are risks that products that compete with Pharmagreen Biotech Complex services could be improved or developed. If we are unable to adopt or incorporate technological advances, Pharmagreen Biotech Complex services could be less efficient or cost-effective than methods developed and sold by its competitors, which could cause Pharmagreen Biotech Complex services to become less competitive, uncompetitive or obsolete, which would have a material adverse effect on Pharmagreen Biotech Complex financial condition, and to a much lesser extent, on our financial condition.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our sole officer and sole director has significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.

Our officer and director currently own approximately 42% of our outstanding common stock and thus significant control over stockholder matters, such as election of directors, amendments to the Articles of Incorporation, and approval of significant corporate transactions. As a result, our minority stockholders will have little or no control over its affairs.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officer and director, who is not independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officer and director, who is not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officer and director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Federal regulation and enforcement may adversely affect the implementation of medical marijuana laws and regulations may negatively impact our revenues and profits.

Currently, there are 27 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the Controlled Substance Act (the “CSA”), the policies and regulations of the Federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law.  Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana.

Variations in state and local regulation and enforcement in states that have legalized medical cannabis that may restrict marijuana-related activities, including activities related to medical cannabis and Biotech complex work on cannabis, may negatively impact our revenues and profits.

Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. Four states, Colorado, Washington, Oregon, and Alaska, have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized, or created medical marijuana exemptions. For example, Alaska and Colorado have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect our business and our revenue and profits.

It is possible that federal or state legislation could be enacted in the future that would prohibit us or potential customers from using the services of Pharamgreen Biotech Complex, and if such legislation were enacted, our revenues could decline, leading to a loss in your investment.

We are not aware of any federal or state regulation that regulates the sale of indoor cultivation equipment to medical or recreational marijuana growers. The extent to which the regulation of drug paraphernalia under the CSA is applicable to Pharmagreen Biotech Complex’s business and the sale of Pharmagreen Biotech Complex’s services is found in the definition of “drug paraphernalia.” Drug paraphernalia means any equipment, product, or material of any kind that is primarily intended or designed for use in manufacturing, compounding, converting, concealing, producing processing, preparing, injecting, ingesting, inhaling, or otherwise introducing into the human body a controlled substance, possession of which is unlawful.

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

Our website will be visible in jurisdictions where medicinal and/or recreational use of marijuana is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions. We could lose potential customers as they could fear federal prosecution for growing marijuana with services provided by Pharmagreen Biotech Complex, reducing our revenue. In most states in which the production and sale of marijuana have been legalized, there are additional laws or licenses required and some states altogether prohibit home cultivation, all of which could make the loss of potential customers more likely.

Marijuana remains illegal under federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to precede with our business plans, especially in respect of Pharmagreen Biotech Complex.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect the proposed operations of the Pharmagreen Biotech Complex, and the business of Pharmagreen Biotech Complex.

Local, state, and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our proposed medical marijuana businesses through the Pharmagreen Biotech Complex, and our business of providing services through the Pharmagreen Biotech Complex. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We may not obtain or maintain the necessary permits and authorizations to operate our Biotech Complex.

Pharmagreen may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations, or may only be able to do so at great cost, to operate their Biotech Complex and business. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical marijuana business, which could have a material adverse effect on our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Pharmagreen Biotech Complex services that participate in the medical marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against these subsidiaries. Litigation, complaints, and enforcement actions involving these subsidiaries could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, there is a strong argument that banks cannot accept for deposit funds from businesses involved in the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for us to operate our contemplated medical marijuana businesses in the case of Pharmagreen, and continue to build the Pharmagreen Biotech Complex.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties, and our management would have to divert resources from attending to our business plan.

Our common stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock is categorized as “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of common stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 500,000,000 shares of common stock, with a par value of $0.001 per share. As of March 20, 2019, we had 74,671,835 shares of common stock outstanding; however, we may issue additional shares of common stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or equity securities convertible into our common stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

RISKS RELATED TO THE INDUSTRY

Risks Related to Our Business and Industry

Given our lack of revenue and cash flow, we will need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

According to our management's estimates, based on our current cash on hand and further based on our budget, we believe that we will have sufficient resources to continue our activities only into September 2019.

Since we are likely to be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will need to seek additional equity or debt financing to provide the capital required to establish or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, promoting brand identity, and acquiring complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes.

Other than our agreement with President Mr. Wojcik, we do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all.  If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities, our operations and financial condition may be materially adversely affected and our business might fail.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution.  We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity raising is the most common type of fundraising for companies like ours, the risk of dilution is particularly significant for stockholders of our company.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt.  Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

We are subject to significant regulation by the Canadian Federal Government. There is no assurance that we or our affiliates will be granted licensed producer status by Health Canada. Any failure or delay in obtaining such status would materially and adversely affect our operations.

The Company depends heavily on the success of acquiring a “Cannabis License” from Health Canada to be able to grow, store and distribute starter plantlets in Canada. There is no assurance that we or our affiliates will be approved by Health Canada or will be granted “Cannabis License”. Should we or our affiliates be unable to obtain all required licenses, or if the regulations in Canada continue to change, our business would not be able to operate or there could be significant cost to change our operations to remain compliant with the laws and regulations.

Once a Cannabis License is obtained, any failure to comply with the terms of the Cannabis Act and Regulations, or any failure to renew the Cannabis License after its expiry date, would have a material adverse impact on the financial condition and operations of our business.

The Company's operations are subject to regulations promulgated by government regulatory agencies from time to time. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. However, there can be no guarantee that the Company will be able to obtain and maintain, at all times, all necessary licenses and permits required to carry out its business.

There are many regulations and governmental agencies that regulate the medical marijuana industry, and there will likely be increased and/or changing regulations as the industry becomes more mainstream with more participants.

The Company's operations are subject to a variety laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of Cannabis and Hemp starter plantlets but also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. While to the knowledge of management, the Company is currently in compliance with all such laws, changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to its operations.

The Cannabis Act is a new regime established in October 2018. As such, revisions to the regime could be implemented which could have an impact on the Company's operations. There is also some uncertainty regarding the likely interpretation of certain regulatory provisions by the regulator. Changes in legislation or regulator interpretation could negatively impact the operations of the Company. Similarly, a change in government could result in meaningful changes to the regulatory regime under which the Company operates, which could negatively impact its operations.

While the impact of such changes are uncertain and are highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on the Company's operations that is materially different than the effect on similar-sized companies in the same business as the Company.

There are sales risks associated with the cannabis and medical marijuana industry because cannabis is a controlled substance.

As cannabis is a controlled substance in Canada, direct consumer marketing is not allowed. All products can only be prescribed by a physician and, to be successful, companies will have to develop programs targeted to this group. Traditionally in this sector, growers have targeted users as opposed to the doctors. The new regulations will change this traditional approach and will require growers to target doctors.  If we are unable to properly conduct sales in a regulated environment or target the appropriate audiences for our medical marijuana products, our results of operations and business prospects could be substantially impaired.

Cannabis is not legal to grow in the U.S. under federal law, although it may be imported and sold in the U.S. Importation is subject to a "zero tolerance" policy as a controlled substance under the U.S. Controlled Substances Act.

In certain states, the growth and cultivation of cannabis is legal (California, Colorado, Hawaii, Maine, Maryland, Michigan, Montana, New Mexico, Oregon, Rhode Island, Vermont and Washington), although states are resistant to allow the cultivation of cannabis due to resistance from the U.S. Department of Drug Enforcement Agency and prohibitions of federal law. Upon the production and sale of marijuana-based products to consumers, our products will be required to comply with various regulations at the provincial and Canadian federal levels. At this time, our product will only be sold in Canada under the Cannabis Act.  We will be unable for the foreseeable future to sell our products in the United States, which would impair our prospects for revenue and profit.

There are safety operational risks related to the production of tissue culture starter plantlets and storage of our products at the facility.

Given the nature of the product and its lack of legal availability outside of the therapeutic channels, as well as the concentration of abundant stock within one facility, despite meeting or exceeding Health Canada's security requirements, there remains a risk of shrinkage as well as theft. Also, as an agricultural product, despite meeting or exceeding Health Canada's requirements regarding good production practices, there remains a risk of diseases and pests impacting not only yield and revenue but overall product quality to consumers.

We may not be able to use the facilities as planned and will therefore not be able to commence operations on the timetable or the scale that we have planned.

To date, the Company's activities and resources have been primarily focused on its facility in British Columbia and the Company will continue to be focused on this facility for the foreseeable future. Adverse changes or developments affecting the facility, including but not limited to a breach of security, could have a material and adverse effect on the Company's business, financial condition and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by Health Canada, could also have an impact on the Company's ability to continue operating under the License.

We may not acquire market share or achieve profits due to competition in the medical marihuana and high CBD hemp industry.

There is potential that the Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and manufacturing and marketing experience than the Company. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition and results of operations of the Company.

Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Company will require a continued high level of investment in research and development, marketing, sales and client support. The Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

We are subject to risks inherent in an agricultural business.

The Company's business involves the production of tissue culture starter plantlets, and flora both agricultural products. As such, the business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Company intends to produce its products indoors under climate-controlled conditions and carefully monitor the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the production of its products.

We are subject to risks related to rising energy costs.

The production of tissue cultured starter plantlets for medical marijuana and high CBD hemp and other flora operations consume considerable energy, making the Company vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of the Company and its ability to operate profitably.

We are subject to risks related to transportation disruptions.

Due to the perishable and premium nature of the Company's products, the Company will depend on fast and efficient courier services to distribute its product. Any prolonged disruption of this courier service could have an adverse effect on the financial condition and results of operations of the Company. Rising costs associated with the courier services used by the Company to ship its products may also adversely impact the business of the Company and its ability to operate profitably.

No commercial products have been developed.

We have not completed the development of any commercial products, and accordingly we have not begun to market or generate revenues from sales of the products we are developing.

There can be no assurance that any of our product candidates will meet applicable health regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, be successfully marketed or that the investment made in such product candidates will be recouped through sales or related royalties. There can be no assurance that we will ever achieve profitability. As a result, an investment in our common shares involves a high degree of risk and should be considered only by those persons who can afford a total loss of their investment.

Our reputation in the industry will be very important as we grow the business, and any negative impact on our reputation could be damaging to our business.

The Company believes the medical marijuana industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the medical marijuana produced inclusive of CBD. Consumer perception of the Company's products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical marijuana products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company's products and the business, results of operations, financial condition and cash flows of the Company.

There are risks related to the quantity and quality control of our products.

As a manufacturer and distributor of Cannabis and related products, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of the Company's products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. The Company may be subject to various product liability claims, including, among others, that the Company's products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company's reputation with its clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company.

There can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company's potential products.

There are risks related to potential product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Company's products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Company has detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Company's significant brands were subject to recall, the image of that brand and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company's products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of the Company's operations by Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

There are risks related to product liability claims.

Our product candidates subject us to the risk of product liability claims for which we may not be able to maintain or obtain adequate insurance coverage. Inherent in the use of our product candidates in clinical trials, as well as in the manufacturing and distribution in the future of any approved products, is the risk of financial exposure to product liability claims and adverse publicity in the event that the use of such products results in personal injury or death. There can be no assurance that we will not experience losses due to product liability claims in the future.

There are risks related to potential delays or impairment of future sales.

Even if any of our product candidates receives regulatory approval, we and our collaborators may still face development and regulatory difficulties that may delay or impair future sales. If we or our collaborators obtain regulatory approval for any of our product candidates, we and our collaborators will continue to be subject to extensive regulation by Health Canada, the FDA, other federal authorities, certain state agencies and regulatory authorities elsewhere. These regulations will impact many aspects of our operations and the drug manufacturer's operations including manufacture, record keeping, quality control, adverse event reporting, storage, labelling, advertising, promotion, sale and distribution, export and personnel. The FDA and state agencies may conduct periodic inspections to assess compliance with these requirements. We, together with our collaborators, will be required to conduct post-marketing surveillance of the product. We also may be required to conduct post-marketing studies. Our or our collaborators' failure to comply with applicable FDA and other regulatory requirements, or the later discovery of previously unknown problems, may result in restrictions including:

•

delays in commercialization;

•

refusal by Health Canada, the FDA or other similar regulatory agencies to review pending applications or supplements to approved applications;

•

product recalls or seizures;

•

warning letters;

•

suspension of manufacturing;

•

withdrawals of previously approved marketing applications;

•

fines or other civil penalties;

•

injunctions, suspensions or revocations of marketing licenses;

•

refusals to permit products to be imported to or exported from the United States, Canada; and

•

criminal prosecutions.

There are risks related to intellectual property.

Our success depends on our ability to protect our proprietary rights and operate without infringing the proprietary rights of others; we may incur significant expenses or be prevented from developing and/or commercializing products as a result of an intellectual property infringement claim.

Our success will depend in part on our ability and that of our corporate collaborators to obtain and enforce patents and maintain trade secrets, in Canada, the United States and in other countries.

Patent law relating to the scope and enforceability of claims in the fields in which we operate is still evolving. The patent positions of biotechnology and biopharmaceutical companies, including us, is highly uncertain and involves complex legal and technical questions for which legal principles are not firmly established. The degree of future protection for our proprietary rights, therefore, is highly uncertain. In this regard there can be no assurance that patents will issue from any of the pending patent applications. In addition, there may be issued patents and pending applications owned by others directed to technologies relevant to our or our corporate collaborators' research, development and commercialization efforts. There can be no assurance that our or our corporate collaborators' technology can be developed and commercialized without a license to such patents or that such patent applications will not be granted priority over patent applications filed by us or one of our corporate collaborators.

Our commercial success depends significantly on our ability to operate without infringing the patents and proprietary rights of third parties, and there can be no assurance that our and our corporate collaborators' technologies and products do not or will not infringe the patents or proprietary rights of others.

There can be no assurance that third parties will not independently develop similar or alternative technologies to ours, duplicate any of our technologies or the technologies of our corporate collaborators or our licensors, or design around the patented technologies developed by us, our corporate collaborators or our licensors. The occurrence of any of these events would have a material adverse effect on our business, financial condition and results of operations.

Litigation may also be necessary to enforce patents issued or licensed to us or our corporate collaborators or to determine the scope and validity of a third party's proprietary rights. We could incur substantial costs if litigation is required to defend ourselves in patent suits brought by third parties, if we participate in patent suits brought against or initiated by our corporate collaborators or if we initiate such suits, and there can be no assurance that funds or resources would be available in the event of any such litigation. An adverse outcome in litigation or an interference to determine priority or other proceeding in a court or patent office could subject us to significant liabilities, require disputed rights to be licensed from other parties or require us or our corporate collaborators to cease using certain technology or products, any of which may have a material adverse effect on our business, financial condition and results of operations.

The Company will have to expand its patent protection to other countries. There can be no assurances that the Company will be able to do so successfully. The Company may not have the financial resources to enforce its patents should another company compete with a similar or identical product that infringes on the Company's patents.

There is no assurance that we will be able to obtain required supply of materials and skilled labor.

The ability of the Company to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by the Company's capital expenditure program may be significantly greater than anticipated by the Company's management, and may be greater than funds available to the Company, in which circumstance the Company may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the financial results of the Company.

The Company's business is dependent on a number of key inputs and their related costs including raw materials and supplies related to its growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, and operating results of the Company. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the medical marijuana industry in North America. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

If we incur substantial liability from litigation, complaints, or enforcement actions our financial condition could suffer.

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company's ability to continue operating and the market price for the Company's common stock and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant Company resources.

ITEM 3: USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any Post Effective Amendment, we currently intend to use the net proceeds from the sale of the securities offered hereby this prospectus for general corporate purposes, which may include, among other things:

•	general and administrative expenses;
•	additions to working capital and capital expenditures; building out the facility
•	sales and production of plantlets, and Cannabis and high CBD hemp products
•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the Post Effective Amendment related to that offering.  Use of funds to build out center and costs of filing s-1 and general overhead. Project to build out started in December 01, 2018, and to be completed within 628 days.

Assuming sale of all 20,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $40,000,000.  If only the minimum numbers of shares are sold 1,000,000, the net proceeds from the offering will be $2,000,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Description	Six Month	One Year

Operating Expenses	$$60,000 ($10,000 per month)	$120,000

Registration expenses	$20,000	$20,000

Build and equipment Biotech Center See breakdown listed below*	See breakdown listed below	$40,000,000

12 Months Use of Proceeds Based on Percentage of Funds
	$40,000,000	$28,000,000	$16,000,000	$2,000,000
	100%	70%	40%	5%
Hard Cost
Land Acquisition	$1,300,000	$1,300,000	$1,300,000
Construction / Equipment	$26,850,000	$24,000,000	$12,000,000	$400,000
Soft Cost
Permits % of construction	$170,000	$170,000	$170,000
Design Consultants	$1,030,000	$1,030,000	$1,030,000	$1,030,000
Total Contingencies Cost
Design & Pricing Allowance	$2,000,000	$500,000	$425,000	$15,000
Escalation Allowance	$550,000	$100,000	$100,000
Construction Allowance	$2,650,000
Total Administration Cost
Quarterly & Annual Filings	$75,000	$75,000	$75,000	$75,000
General Office Supplies	$100,000	$50,000	$50,000	$10,000
Site Security	$100,000	$100,000	$100,000
Legal	$100,000	$65,000	$65,000	$20,000
Up listing to OTC QB	$15,000	$15,000	$15,000	$15,000
Marketing	$360,000	$160,000	$160,000
Road Shows & Conferences	$40,000	$40,000	$40,000	$40,000
Reporting Issuer Canada Filing	$45,000	$45,000	$45,000	$45,000
Executives	$350,000	$200,000	$350,000	$350,000
Staff & Lab Salaries	$350,000	$100,000	$50,000
Lab Supplies	$500,000	$50,000	$25,000
General Working Capital	$3,415,000
Total Budget	$40,000,000	$28,000,000	$16,000,000	$2,000,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 1,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction.

Until the company receives proceeds from the offering, $120,000 of funds are necessary to implement our business plan and $20,000 for public company compliance.  Mr. Wojcik has agreed to fund these amounts until such time as the Company raises $120,000 for the business plan and $20,000 for public company compliance.   The company will repay Mr. Wojcik the $120,000 of the advanced working capital from the Use of Proceeds.

ITEM 4. DETERMINATION OF OFFERING PRICE

The price of the 20,000,000 common shares has been arbitrarily determined by our board of directors. We selected the $2.00 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the Prospectus may actually be sold will be $2.00 per share. There is no assurance that our shares may ever be traded on the OTC MARKETS ("OTCQB") or quoted on any other exchange.

In determining the initial public offering price of the shares we considered several factors including the following:

•

our start up status;

•

our new business structure and operations as well as lack of client base;

•

prevailing market conditions, including the history and prospects for our industry;

•

our future prospects and the experience of our management;

•

our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

ITEM 5. DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2019, the net tangible book value of our shares was ($615,793) or approximately ($0.01) per share, based upon 74,671,835 shares of common stock outstanding.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $40,000,000, the net tangible book value of the 94,671,835 shares to be outstanding will be $39,384,207 or approximately $0.42 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (74,671,825 shares) will be increased by $0.43 per share without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $2.00 per share to $0.42 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $0.42 per share, reflecting an immediate reduction of 79% in the $2.00 price per share they paid for their shares.

After 100% completion of the Offering, our officer and director, Peter Wojcik, will own 32.3% of the total number of shares of common stock then outstanding, for which he made an initial contribution of $154,000.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to
March 31, 2019:

Percentage of Primary Offering		100%		70%		40%		5%

Proceeds to the Company		$40,000,000		$28,000,000		$16,000,000		$2,000,000
Number of Shares		20,000,000		14,000,000		8,000,000		1,000,000

Price Paid by Founder	$	N/A	$	N/A	$	N/A	$	N/A

Public Offering Price per Share		$2.00		2.00		2.00		2.00
Net Tangible Book Value Prior to this Offering		$(0.01)		$(0.01)		$(0.01)		$(0.01)
Increase in Net Tangible Book Value per share attributable to cash payments from purchasers of the shares offered		$0.43		$0.32		$0.20		$0.03
Value per share attributable to cash payments from purchasers of the shares offered		$0.43		$0.32		$0.20		$0.03
Immediate Dilution per share to New Investors		$(1.58		$(1.69		$(1.81)		$(1.98

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering if all 20,000,000 shares are sold:

	Total Price Per Share	Number of shares Held	Percent of Ownership	Consideration Paid
Founder	$0.01	31,077,500	33%	$263,350
Current Shareholders (Others)	$0.02	43,594,325	46%	$724,871
Investors in this Offering	$2.00	20,000,000	21%	$40,000,000

ITEM 6. SELLING SECURITIES HOLDERS

The persons in Group A, and named below, are offering 4,051,725 shares of our common stock by means of this prospectus.  1,000,000 of these shares were acquired from us in a third party debt conversion transactions completed in February 01, 2019 and 3,000,000 of these shares were acquired from us in a third party debt conversion transactions completed in July 12, 2018 and 51,725 of these shares were acquired from us in an equity purchase in December 06, 2018.

Selling Stockholder	Shares of	Shares of	Shares Issuable Upon	Shares of Common	Percentage of
	Common Stock	Common Stock	Exercise of Warrants	Stock Beneficially	Common Stock
	Beneficially	Owned Prior to this	Owned Prior to this	Owned Upon	Beneficially
	Owned Prior to	Offering and	Offering and	Completion of this	Owned Upon
	this Offering[3]	Registered hereby	Registered hereby	Offering[1]	Completion of
					this Offering[2]
L2 CAPITAL, LLC[4]	51,725	51,725	-	51,725	0.055%
TRANSCONTINENTAL MARKETING, LLC[5]	1,000,000	1,000,000	-	1,000,000	1.056%
WALCZYKOWSKI, BART[6]	3,000,000	3,000,000	-	3,000,000	3.169%
		4,051,725

(1)

Assumes all of the shares of Common Stock to be registered on the registration statement of which this prospectus is a part, are sold in the offering and that shares of Common Stock beneficially owned by such selling stockholder but not being registered by this prospectus (if any) are not sold.

(2)

Percentages are based on the 94,671,835 shares of Common Stock issued and outstanding as of the Determination Date.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying shares of preferred stock, options or warrants currently exercisable or convertible, or exercisable within 60 days of the Determination Date are deemed outstanding for the computing of percentages of the person holding such shares of preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.

(4)

Adam R. Long is the managing member of L2 Capital LLC and may be deemed to have voting and investment power over the shares held thereby.

(5)

Juhee Im is the President of Transcontinental Marketing LLC and may be deemed to have voting and   investment power over the shares held thereby.

(6)

Mr. B. Walczykowski acquired the 3,000,000 shares by debt conversion notices, for 2,000,000 shares on July 12, 2018 and for 1,000,000 shares on December 06, 2018.

ITEM 7.

PLAN OF DISTRIBUTION

We have 74,671,825 shares of common stock issued and outstanding. Through this offering we will register 4,051,725 shares held by existing shareholders and up to 20,000,000 shares of common stock for sale by us to the public. These shares represent additional common stock to be issued by us. We will endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $2.00 per share for the duration of the offering. We will receive all proceeds from the sale of the 20,000,000 common stock unless we are unable to sell the minimum of 1,000,000 shares. We will not receive any of the proceeds from the 4,051,725 shares held by existing shareholders.

Although our common stock is not listed on any stock exchange, our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) and OTC Markets.

The offering will conclude on the earlier of; (1) when all 20,000,000 shares of common stock have been sold, or (2) 365 days after this registration statement becomes effective with the Securities and Exchange Commission. The Company may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pharmagreen Biotech Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

General

Any discounts, commissions, concessions, or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees, or discounts in the applicable Post Effective Amendment, as the case may be.

Underwriters and Agents

If underwriters are used in the sale of any securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable Post Effective Amendment, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the Post Effective Amendment, naming the underwriter, the nature of any such relationship.

We may sell directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the Post Effective Amendment. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A Post Effective Amendment, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities. At this time the Company has not engaged any underwriters.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public. Dealers engaged by us may allow other dealers to participate in resales. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable Post Effective Amendment. At this time the Company has not engaged any Dealers.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable Post Effective Amendment.

Institutional Purchasers

We may authorize agents, dealers, or underwriters to solicit offers by certain institutional investors to purchase offered securities from us at the public offering price The applicable Post Effective Amendment,will provide the details of any such arrangement, including commissions payable on the solicitations. At this time the Company has not engaged any Institutional Purchasers.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers, and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers, and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization, and Other Transactions

All securities we offer, other than shares of our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of our common stock sold pursuant to a Post Effective Amendment will be quoted on the OTC Markets Group, Inc.'s OTCPINK tier. We may apply to list any other securities sold pursuant to a Post Effective Amendment but we are not obligated to do so. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We make no representations or predictions as to the direct or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Plan of Distribution" in the applicable Post Effective Amendment.

Underwriters, broker-dealers, or agents who may become involved in the sale of our common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering proceeds pursuant to this prospectus and any applicable Post Effective Amendment.

ITEM 8. DESCRIPTION OF SECURITIES TO BE REGISTERED

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended (the "Articles of Incorporation"), and our Bylaws (the "Bylaws"), which are filed as exhibits to the registration statement of which this prospectus is a part. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" elsewhere in this prospectus.

Common Stock

We have the authority to issue up to 500,000,000 shares of our common stock. As of March 20, 2019, there were 74,671,835, shares of our common stock issued and outstanding. There is a limited public market for our common stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights.

Liquidation. In the event of a liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding.

Dividend Rights. Holders of our common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors (our "Board") in its discretion from funds legally available therefore, subject to preferences that may be applicable to our preferred stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Stockholder Action; Special Meetings. Our Bylaws provide that stockholders' action can only be taken at an annual or special meeting of stockholders, or by written consent if such consent is signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof. Our Bylaws provide that special meetings of the stockholders may be called at any time by our president, Board, or Chairman of the Board. In addition, a special meeting of the stockholders shall be called by our Board at the request of the holders of a majority of all outstanding shares entitled to vote on any issue at the meeting.

Board of Directors; Removal; Vacancies. Our Bylaws specify that the number of directors is to be determined by a majority of the total number of directors serving prior to any increase or decrease, provided there is at least one and no more than ten directors. Our Board is currently composed of eight directors. We do not have a classified Board. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, until there is a decrease in the number of directors, or until his or her earlier death, removal, or resignation. Our stockholders may remove one or more directors with or without cause by a vote of our stockholders.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring on our Board for any reason except the removal of one or more director by our stockholders may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of one or more directors by our stockholders shall be filled by a vote of our stockholders. A director that is appointed or elected to fill a vacancy shall hold office for the remaining term of his or her predecessor.

Amendment of Bylaws. Our Board may amend or repeal our Bylaws. Our stockholders may also amend or repeal our Bylaws by a vote of the holders of the shares entitled to vote in the election of any directors.

Transfer Agent and Registrar. The transfer agent for our common stock is  Transhare at 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760. Transhare’s telephone number is (303) 662-1112., www.transhare.com

Listing. Our common stock is quoted on the OTC Markets Group, Inc.'s OTCPINK tier under the symbol "PHBI"

There is no preferred stock authorized or issued at this time.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Outstanding Debt Securities

As of March 31, 2019 $29,010of Series A convertible notes which are unsecured, non-interest bearing and due on April 24, 2023.

These notes are convertible in whole or in part, anytime until maturity, to common shares of the company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid.

As of March 31, 2019 the carrying value of the convertible notes was $1,052 and had an unamortized discount of $27,958

DESCRIPTION OF WARRANTS

The Company has no warrants issued or contemplated at this time.

ITEM 9. INTERESTS OF NAMED COUNSEL, EXPERTS AND STRATEGIC PARTNER

LEGAL MATTERS

Unless otherwise indicated in the applicable Post Effective Amendment, Law Offices of Michael P. Hoffman, P. A., will provide opinions regarding the validity of any securities offered by this prospectus.  Law Offices of Michael P. Hoffman, P. A. may also provide opinions regarding certain other matters. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable Post Effective Amendment.

EXPERTS

Saturna Group Chartered Professional Accountants LLP

The consolidated financial statements of Pharmagreen Biotech Inc. as at September 30, 2018 and 2017, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Saturna Group Chartered Professional Accountants LLP, 1066 West Hastings Street, Suite 1250 Vancouver, BC, Canada, V6E 3X1, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Cannabis Compliance Inc.

Located at: 2345 Argentia Road, Suite 102, Mississauga, Ontario, Canada L5N 8K4

Consulting firm providing services for Cannabis license application submission to Health Canada.

Gary Fields, Architecture Interior Design Planning Inc.

Located at: 904-955 Marine Dr., West Vancouver, B.C., Canada

Project manager and chief architect for the design, development and engineering of the Biotech Complex under development in Deroche, B.C., Canada.

PROJECT TEAM
PHARMAGREEN BIOTECH CENTRE
STAKEHOLDER
OWNER - WFS PHARMAGREEN
DESIGN CONSULTANT TEAM
Construction Contact
CONSTRUCTION CONTRACTOR
AUTHORITIES HAVING JURISDICTION
Pharmagreen's major investors
Pharmagreen's future customers
Pharmagreen's future employee's
Pharmagreen's vendors & suppliers
Pharmagreen's technology/ providers
Pharmagreen's maintenance contractors
Pharmagreen's cleaning contractor
Peter Wojcik - CEO Director, President
Dr. Fawzia Afreen - Botanist, Chief Opertion & Science Officer
Terry Kwan - Secratary Treasurer
Owner's Subconsultants
Hydrological - Stirling Geoscience
Civil - Omega & Associates Engineering Ltd.
Hazardous Materials Consultant - TBA
Health Canada Licensing - Cannabis Compliance Inc.
Managing Consultant / Architect / Interior Designer - Gary Fields Architecture Interior Design Planning
Cost Estimator - Hanscomb Limited
Landscape Architect - to be confirmed
Structural - RJC Engineers
Mechanical - Fluid Mechanical
Sprinkler Engineer - Fast Automatic Sprinkler Technologies Ltd.
Electical - Opal Enigineering
Hardware and Security to be confirmed
General Contractor - to be awarded at Bidding & Negotiation Phase
Subcontractors - to be selected by General Contractor at bidding
Steel, Concrete Cladding, Glasing, Mechanical, Plumbing, Electrical, etc, etc.
Subcontractors Assigned at Tender
Water Filtration
Irragation
Fertilization
Fraser Valley Regional District
Planning Department
Development permit
Flood Hazard Assessment
Flood Hazard Covenant
Building Department
Building Permit 1. Civil Sidework
Building Permit 1. Facility
BC Ministry of Transportation
Road Work
Terasen Gas
New gas service to neighbourhood
BC Hydro
Health Canada
ACMPR Licencing

STRATEGIC PARTNER

Alliance Growers Inc., CSE symbol: ACG, FWB symbol: 1LA, OTCQB symbol: ALGWF

Located at: 500 – 666 Burrard Street, Vancouver, B.C., Canada, V6C 3P6

On January 25, 2019, the Company’s wholly owned subsidiaries WFS Pharmagreen Inc. and BC1155907 entered into an Option Agreement with Alliance Growers Corp. The Option Agreement grants an option to Alliance to purchase 10% equity interest in BC1155907 for Cdn$1,350,000 and grants a second option to purchase an additional 20% equity interest in BC1155907 for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. Upon exercise of the second option, Alliance will have the first right of refusal to participate in future equity financing to maintain their percentage interest in BC1155907, if it requires financing for growth and expansion.

ITEM 10. INFORMATION WITH RESPECT TO THE REGISTRANT

A.

DESCRIPTION OF BUSINESS

Company Overview

Through our merger with WFS Pharamgreen Inc. (“Pharmagreen” or “The Company”) is headquartered in Coquitlam, British Columbia.  Pharmagreens’ mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using  low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Its immediate focus will be on producing tissue cultured high CBD hemp starter plantlets.  Pharmagreen has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil.  On February 7, 2019,

Pharmagreen’s, Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed site in Deroche, British Columbia, Canada has advanced from the first stage, “Intake and Screening” to the second stage, “Detailed Review and Initiation of Security Clearance Process,” of a three stage approval process.

The Company is currently completing its engineering stage and has begun site development work for the building process of a 63,000 square foot biotech complex.  Pharmgreen is dedicated to becoming an internationally recognized and valued biotech science solutions company in North America for its proprietary micro-propagation techniques, tissue culture plantlets production, research and development for plants sustainability, preservation of genetics, extraction of botanical oils, Cannabis products development, and plant DNA species identification and certification.

Our corporate headquarters is located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada and our telephone number is (702) 803-9404. Our website address is www.pharmagreen.ca.  Our Common Stock, is quoted on the OTC Markets Group, Inc.’s OTCPINK tier under the symbol “PHBI.”

History and Background

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of Nevada, U.S. on November 26, 2007 under the name Azure International, Inc. On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger with the Secretary of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation incorporated on October 16, 2008, and Azure International, Inc. As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc. Air Transport Group Holdings (now Pharmagreen Biotech Inc.) was originally set up to be in the business of acquiring aviation, travel and leisure companies.

During February 2018, change of control of the Company was effected and on February 21, 2018 new management took over.  On April 12, 2018, the Company entered into a share exchange agreement with WFS Pharmagreen Inc., a private company incorporated under the laws of British Columbia, Canada, whereby the Company acquired all of the issued and outstanding shares of WFS Pharmagreen Inc. in exchange for 37,704,500 shares of common stock of the Company. Upon completion of this transaction, the shareholders of WFS Pharmagreen hold 95.5% of voting control of the Company.

Immediately prior to closing of the Agreement, the majority shareholder of the Company was also the majority shareholder of WFS. As a result of the common ownership upon closing of the transaction, the Acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-50. The entities are deemed to be under common control as of February 27, 2018.

Employees

As of the date hereof, Pharmagreen Biotech Inc. has one employee and the subsidiary WFS Pharmagreen Inc. has 3 full-time employees.

The two subsidiaries, of WFS Pharmagreen Inc., 1155907 B.C. Ltd. and 1174505 B.C. Ltd. have no employees.

Plan of Operations

Pharmagreen is headquartered in Deroche, British Columbia.  Pharmagreens’ mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using  low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Its immediate focus will be on producing tissue cultured high CBD hemp starter plantlets.  Pharmagreen has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil.  On February 7, 2019, Pharmagreen’s, Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed site in Deroche, British Columbia, Canada has advanced from the first stage, “Intake and Screening” to the second stage, “Detailed Review and Initiation of Security Clearance Process,” of a three stage approval process.

The Company is currently completing its engineering stage and has begun site development work for the building process of a 63,000 square foot biotech complex.  The Botany Center will serve the following purposes:

•

Plantlets tissue culture unit (under Cannabis licence)

•

Plantlets low temperature storage unit (under Cannabis licence) **

•

Plant DNA testing unit (Under Cannabis licence)**

•

Cannabis and high CBD hemp product development unit (under Cannabis Licence)**

•

Cannabis and high CBD hemp oil products extraction (under Cannabis Licence)**

•

** when funds become available in the future

Pharmagreen is dedicated to become internationally recognized and valued biotech science solutions company in North America for its proprietary micro-propagation techniques, tissue culture plantlets production, preservation of genetics, extraction of cannabis oil, Cannabis and high CBD hemp products development, and plant DNA species identification and certification. The extraction of cannabis oil and new cannabis and high CBD hemp product development will be conducted under the Cannabis License. The company has concurrently applied for a Cannabis License administrated by Health Canada.

If Pharmagreen is awarded Cannabis License with Health Canada it will continue to build out the Biotech Complex.  It will take 19 months to construct and make operational the Biotech Complex.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any Post Effective Amendment, we currently intend to use the net proceeds from the sale of the securities offered hereby this prospectus for general corporate purposes, which may include, among other things:

•	general and administrative expenses;

•	additions to working capital and capital expenditures; building out the facility

•	sales and production of plantlets, and Cannabis and high CBD hemp products

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the Post Effective Amendment related to that offering.  Use of funds to build out center and costs of filing S-1 and general overhead. Project to build out started on December 01, 2018, target completion within 628 days.

Assuming sale of all 20,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $40,000,000.  If only the minimum numbers of shares are sold 1,000,000, the net proceeds from the offering will be $2,000,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

12 Months Use of Proceeds Based on Percentage of Funds
	$40,000,000	$28,000,000	$16,000,000	$2,000,000
	100%	70%	40%	5%
Hard Cost
Land Acquisition	$1,300,000	$1,300,000	$1,300,000
Construction / Equipment	$26,850,000	$24,000,000	$12,000,000	$400,000
Soft Cost
Permits % of construction	$170,000	$170,000	$170,000

Design Consultants	$1,030,000	$1,030,000	$1,030,000	$1,030,000
Total Contingencies Cost
Design & Pricing Allowance	$2,000,000	$500,000	$425,000	$15,000
Escalation Allowance	$550,000	$100,000	$100,000
Construction Allowance	$2,650,000
Total Administration Cost
Quarterly & Annual Filings	$75,000	$75,000	$75,000	$75,000
General Office Supplies	$100,000	$50,000	$50,000	$10,000
Site Security	$100,000	$100,000	$100,000
Legal	$100,000	$65,000	$65,000	$20,000
Up listing to OTC QB	$15,000	$15,000	$15,000	$15,000
Marketing	$360,000	$160,000	$160,000
Road Shows & Conferences	$40,000	$40,000	$40,000	$40,000
Reporting Issuer Canada Filing	$45,000	$45,000	$45,000	$45,000
Executives	$350,000	$200,000	$350,000	$350,000
Staff & Lab Salaries	$350,000	$100,000	$50,000
Lab Supplies	$500,000	$50,000	$25,000
General Working Capital	$3,415,000
Total Budget	$40,000,000	$28,000,000	$16,000,000	$2,000,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 1,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction.

Until the company receives proceeds from the offering, $120,000 of funds are necessary to implement our business plan, $20,000 for public company compliance and the $40,000,000 to build the Biotech Complex.  Mr. Wojcik has agreed to fund these amounts until such time as the Company raises $120,000 for the business plan and $20,000 for public company compliance.   The Company will repay Mr. Wojcik the $120,000 of the advanced working capital from the Use of Proceeds.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation").

Since our inception 2007, through December 31, 2018, we have incurred cumulative losses of $4,354,882.

Market Conditions

Marijuana sales in North America reached $7.97 billion in 2017, compared to $6.73 billion in 2016, according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

Adult-use marijuana is now legal in seven states and the District of Columbia, and medical marijuana is legal in 30 states.

Adult-use marijuana was legalized in October 2018 in Canada.

Industrial hemp including high CBD hemp was legalized in December of 2018 in United States.

While the industry is growing rapidly, the cannabis industry faces major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, as explained below, marijuana is illegal under federal law.

Canadian Federal Government Regulation

The Cannabis Act, was passed and became law in Canada on October 17, 2018.

Federal, provincial and territorial governments share responsibility for overseeing the cannabis regulation system.

The Federal government's responsibilities are to set:

•

strict requirements for producers who grow and manufacture cannabis

•

industry-wide rules and standards, including:

o

types of cannabis products available for sale

o

packaging and labelling requirements for products

o

standardized serving sizes and potency

o

prohibitions on the use of certain ingredients

o

good production practices

o

tracking requirements of cannabis from seed to sale to keep it out of the illegal market

o

restrictions on promotional activities

Provinces and territories are responsible for developing, implementing, maintaining and enforcing systems to oversee the distribution and sale of cannabis. They are also able to add their own safety measures, such as:

•

increasing the minimum age in their province or territory (but not lowering it)

•

lowering the personal possession limit in their jurisdiction

•

creating additional rules for growing cannabis at home, such as lowering the number of plants per residence

•

restricting where adults can consume cannabis, such as in public or in vehicles

U.S. Federal Government Regulation

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.  However, the Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”  If the federal government decides to enforce the Controlled Substances Act with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of August 20, 2018, 30 states and the District of Columbia allow their citizens to use Medical Marijuana.  Additionally, 7 states and the District of Columbia have legalized cannabis for recreational use by adults.  However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA.

The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provided guidance to Department of Justice attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following in preventing:

•

the distribution of cannabis to minors;

•

revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

•

the diversion of cannabis from states where it is legal under state law to states where it is not legal;

•

state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•

violence and the use of firearms in the cultivation and distribution of cannabis;

•

drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

•

the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

•

cannabis possession or use on federal property.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.

However, on March 30, 2018 President Trump signed a $1.3 trillion budget bill that includes a provision that prevents the Justice Department, including the Drug Enforcement Administration, from using funds to arrest or prosecute patients, caregivers and businesses that are acting in compliance with state medical marijuana laws.  This provision, known as the Rohrabacher-Blumenauer Amendment, prohibits the Justice Department from using federal funds to interfere with state medical marijuana programs.

U.S. Federal Farm Bill as it pertains to hemp.

The Hemp Farming Act of 2018 was a proposed law to remove hemp (defined as cannabis with less than 0.3% THC) from Schedule I controlled substances and making it an ordinary agricultural commodity. Its provisions were incorporated in the 2018 United States farm bill that became law on December 20, 2018.

Competition

Currently, there are many other companies that are involved in the marijuana industry, many of which we consider to be our competition. Many of these companies have business plans similar to ours.  We expect that other companies will recognize the value of serving the marijuana industry and become our competitors.

As at May 30, 2018, there were 105 producers licensed by Health Canada under the ACMPR (Access to Cannabis for Medical Purposes). 57 of the LPs (Licensed Producers) are located in Ontario, with B.C. having the next highest concentration at 22. As of February 1, 2018, there are ACMPR 476 applications that are in progress, indicating that competition is likely to intensify in the coming years. However, as discussed above, the market is also growing at a rapid pace. The Parliamentary Budget Office estimates the average price per gram between February 2015 and August 2016 was $8.32 across Canada. LPs are also currently competing with illicit sales, including the black market and dispensaries across Canada (as it is written now, selling marijuana out of a storefront to anybody is still illegal, although many operate on the view that the laws are too restrictive for medical marijuana users to access cannabis). The federal government has stated several times that the proposed legalization of recreational marijuana is meant to “snuff out” the black market and keep profits out of the hands of criminals.

Below is a summary of 4 publicly traded entities that represent over 50% of the sales reported by Health Canada under the ACMPR.

Canopy Growth Corporation

One of the larger Canadian marijuana stocks, Canopy holds producers Tweed, Bedrocan, and Mettrum under its umbrella. Tweed’s production facility is located in the old Hershey factory in Smith Falls, Ontario. Its breeding facility was completed in September 2016. The company believes the state-of-the art facility is the first of its kind and will form the foundation of new Canadian-bred genetics.

In October 2017, Canopy Growth announced it had entered into a strategic relationship with Constellation Brands, the leading alcoholic beverage supplies in the US.  As part of this relationship, an affiliate of Constellation Brands will invest $245 million in Canopy Growth in exchange for common shares that, following the transaction, will result in Constellation Brands owning 9.9% of Canopy Growth.

In February 2018, Canopy announced that it had received a cultivation license for the first of its two sites operating under the BC Tweed Joint Venture Inc. (“BC Tweed”) banner.  The rapid licensing of the Aldergrove site, the largest federally licensed cannabis site anywhere in the world, continues a pattern of professional execution for the Canopy as it prepares to meet an unprecedented increase in demand in a few short months once legal adult-use markets commence. The initial licensing covers over 400,000 sq. ft. of growing space, allowing vegetative growth so that the mature plants can be spread into the full 1.3 million sq. ft. in the coming months for flowering and ultimate harvest.

In April, 2018, Canopy announced it received additional licensing at both greenhouse facilities operating under its majority-owned BC Tweed Joint Venture banner, including the licensing of the largest cannabis facility in the world. In particular, the already operating 1.3 million sq. ft. greenhouse facility in Aldergrove, BC, where 400,000 sq. ft. of canopy under glass was licensed in February, is now licensed for 840,000 sq. ft. of growing space. The second BC Tweed site, totaling 1.7 million sq. ft. of greenhouse production space, also received a cultivation license for its first 900,000 sq. ft. of growing space.

Aphria

Also licensed under MMPR (Marihuana for Medical Purposes Regulations), prior license to ACMPR, Aphria is located in Learnington Ontario, at “Canada’s southernmost point.” Last June, the company announced it expects to more than double its growing capacity—the company’s board approved in September a $24.5 million project increasing its greenhouse square footage from 100,000 to 300,000 square feet.

In October 2017, Aphria announced it had completed its first shipment of cannabis oil to Australia as part of its global expansion strategy.

In November 2017, Aprhia announced it had closed its short form prospectus offering, on a bought deal basis, including the exercise in full of the underwriters' over-allotment option. A total of 12,689,675 common shares (the “Shares”) of Aphria were sold at a price of $7.25 per Share, for aggregate gross proceeds of $92,000,144 (the "Offering").

In January, 2018, Aphria announced that it had entered a strategic relationship with Double Diamond Farms (“Double Diamond”), a local greenhouse power, to provide an additional 120,000 kgs of annual a cannabis production.  The deal accelerates Aphria’s capacity increase by over a year versus building out its existing 100-acre site.  Combined with Aphria’s existing expected cannabis production of 100,000 kgs, Aphria will have, what it believes to be, the largest fully funded production capabilities in the industry in 2019.  Aprhia anticipates that all 220,000 kgs of expected annual cannabis production will be available for sale in January 2019, pending Health Canada approvals.

In March, 2018, Aphria announced that its Australian-based partner, Althea Company Pty Ltd., was granted a Medical Cannabis License by the Australian Government’s Office of Drug Control (“Office of Drug Control”). The License provides Althea with authorization to cultivate medical cannabis, enabling the Althea to begin immediate construction on a state-of-the art greenhouse facility in Victoria.

Aurora Cannabis

Aurora’s production facilities are located in Mountain View County, Alberta, near the Rocky Mountains. The company aims to “produce the cleanest, safest medical cannabis available on the market,” and all of its strains are currently offered at $8 per gram. Aurora graduated to trading on the TSX on July 24, 2017.

In July 2017, Aurora and Hempco Food and Fiber Inc. announced that the companies have agreed to terms whereby Aurora will make a strategic investment in Hempco for an ownership stake of up to 19.9% on a fully diluted basis, subject to applicable regulatory approvals.

As of August 28, 2017, Aurora has surpassed 20,000 active and pending registered patients less than 21 months after the Company's first product sale in January, 2016. Aurora added approximately 3,000 patients during the months of July and August, 2017.

On October 31, 2017, Aurora announced that its 40,000 square foot cultivation site in Quebec had received its license to produce from Health Canada.

In February 2018, Aurora announced that it had entered an agreement to become a medical cannabis supplier to Shoppers Drug Mart.  Subject to Health Canada’s approval of Shoppers Drug Mart’s application to be a licensed producer, under the terms of the agreement, Aurora will supply Shoppers Drug Mart with Aurora branded medical cannabis products.  It is expected the products will be sold online.

In April 2018, Aurora announced it has partnered with Mitacs, a national, not-for-profit research and training organization, to fund a University of Alberta research program studying the health outcomes associated with cannabis use. Despite a rapidly growing body of scientific and anecdotal evidence supporting the therapeutic benefits of cannabis, comprehensive patient cohort studies into health outcomes related to cannabis use are lacking. Consequently, many physicians who are attempting to accommodate requests from patients have limited information to support decision making in regard to prescribing cannabis-based therapies. The research project will study the health outcomes of a significant data repository that combines patient-reported outcome measures and physician-

based medical assessments, collected from 29,000 Canadian patients who have been prescribed medical cannabis. The researchers intend to perform multiple population-based observational studies to characterize the population, acute and chronic conditions, the exposure of medical cannabis, participant ratings of symptom improvement and satisfaction with treatment, as well as side effects, adverse events and long-term beneficial or detrimental effects.

MedReleaf Corp.

MedReleaf’s production facilities are located in Markham, Ontario and Bradford, Ontario. The company aims to “improve the quality of life of our patients and to expand the world’s understanding of cannabis through wide-ranging research initiatives”.  MedReleaf is Canada’s first and only ISO 9001 and ICH-GMP certified producer of medical cannabis.  MedReleaf trades on the Toronto Stock Exchange under the symbol "LEAF" and was incorporated on February 28, 2013 under the Ontario Business Corporations Act.

In November 2017, MedReleaf announced that its Australian joint venture partner, Indica Industries Pty Ltd. ("MedReleaf Australia"), had been granted a license from the Australian Government Office of Drug Control ("ODC") for the cultivation and production of medical cannabis. The license to undertake authorized cannabis activities commences on November 10, 2018 in order to allow time to complete infrastructure development of the facility. MedReleaf, through its wholly-owned subsidiary, MedReleaf Holdings (Australia) Ltd., has a 10% equity interest in MedReleaf Australia and, subject to the execution of additional documentation, it is contemplated that the Company would become entitled to receive certain royalties on the gross revenues of MedReleaf Australia, as well as additional equity in the future.

In January 2018, MedReleaf announced that it had entered into an agreement with a syndicate of underwriters co-led by Canaccord Genuity Corp. and GMP Securities LP. (together the “Co-Lead Underwriters” and, collectively, with the syndicate, the “Underwriters”), pursuant to which the Underwriters will purchase, on a bought deal basis pursuant to the filing of a short form prospectus, an aggregate of $5 million units at a price of $26.50 per unit for aggregate gross proceeds of $132,500,000.

In February 2018, MedReleaf announced that it had signed a Letter of Intent (“LOI”) with Société des alcools du Québec (“SAQ”) to supply the Province of Quebec with a guaranteed volume of high quality adult recreational-use cannabis.  Under the terms of the LOI, MedReleaf will supply the Quebec market with a minimum of 8,000 kilograms of cannabis products per year.

In April, 2018, MedReleaf announced an agreement to acquire 1 million square feet of existing greenhouse infrastructure on a 69 acre property in Exeter, Ontario (“Exeter Facility”) and 95 acres of adjacent land. The total purchase price for the transaction is approximately $26 million, consisting of $21.5 million in cash and 225,083 common shares of MedReleaf.  It is expected that MedReleaf’s annual production capacity will increase to 140,000 kilograms with this acquisition.

In addition to the above publicly traded entities, Pharmagreen will compete with smaller LPs (30,000 – 75,000 square foot individual facilities).

Health Canada has streamlined the application process and increased the Department’s capacity to review and process applications in order to grant licenses on a more timely basis. In the short to medium term, these LPs will likely see high demand for their products, as there will likely be a lag in capacity to meet consumer demand, especially with a recreational market. In the longer term, as supply catches up and growth in demand begins to flatten, LPs will need to be cost competitive, but also consider their entire value proposition, including product/brand differentiation, customer service, serving regional or niche markets, environmental stewardship. They may also need to consider diversifying their product mix (e.g. providing high-quality starter material) or integrating vertically to higher margin derivative products (edibles, creams, etc.).

JOBS ACT

Emerging Growth Company Status under the JOBS Act

Pharmagreen Biotech Inc., qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•

the first fiscal year after its annual revenues exceed $1 billion;

•

the first fiscal year after the fifth anniversary of its IPO;

•

the date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

•

the first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•

provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•

provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•

delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•

be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•

restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•

certain restrictions on communications to institutional investors before filing the IPO registration statement; and

•

the requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•

the requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•

certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•

the requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

B.

DESCRIPTION OF PROPERTY

We do not own any real estate or other physical properties material to our operations.  Our executive offices are located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada telephone number is (702) 803-9404. Our website address is www.pharmagreen.ca.

C.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matters may arise from time to time that may have an adverse effect on our business, financial condition, results of operations and prospects.

We are currently not aware of any material pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

D.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Our Common Stock is currently quoted on the OTC Market under the symbol “PHBI.” Prior to July 31, 2018, our Common Stock was quoted under the symbol “AITGD.” Quotations of our Common Stock began on June 10, 2008. Our Common Stock was listed and commenced trading on the OTC Market on June 10, 2008.

As of March 20, 2019, we had 74,671,835 shares of our Common Stock issued and outstanding held by approximately 156 stockholders of record. To date, we have not paid dividends on our Common Stock.

Our Common Stock is very thinly traded and, thus, pricing of our Common Stock on OTC Markets does not necessarily represent its fair market value.

Date	Hi Bid	Low Bid
March 31, 2019	$1.95	$1.95
December 31, 2018	$1.70	$1.70
September 30, 2018	$2.90	$2.90
June 30, 2018	$3.40	$1.66
March 31, 2018	$5.92	$2.60
December 31, 2017	$1.24	$1.24
September 30, 2017	$.66	$.66
June 30, 2017	$.60	$.60

Dividends

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Warrants and Options

As of March 31, 2019, we had no outstanding warrants and options respectively.

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

The following table provides information as of March 31, 2019, with respect to the shares of Common Stock that were issuable under our equity compensation plans as of such date:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Equity compensation plans approved by security holders	-	$-	-
	-	-	-
Total	-	-	-

Other Convertible Securities

On April 4, 2018, $32,485 owed to former related parties were converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023. These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid.

Assignor (former related parties)	Debt amounts	Assignee	Converted to Series A Convertible Notes	Principle balance outstanding at March 31 2019 (before accretion allowance)

L. Florence	$ 250.00	B. Walczykowski	$ 250.00	$ 250.00
BTL Media Inc.	$ 4,517.50	B. Walczykowski	$ 4,517.50	$ 1,043.00
BTL Media Inc.	$ 11,566.61	B. Walczykowski	$ 11,566.61	$ 11,566.61
M. French	$ 15,404.60	B. Walczykowski	$ 15,404.60	$ 15,404.60
M. French	$ 746.16	B. Walczykowski	$ 746.16	$ 746.16
Total	$ 32,484.87		$ 32,484.87	$ 29,010.37

The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 "Debt with Conversion and Other Options". The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

During the year ended September 30, 2018, the Company issued a total of 31,745,000 shares of common stock upon the conversion of $3,174 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

During the six months ended March 31, 2019 the Company issued a total of 3,000,000 shares of common stock upon the conversion of $300 of Series A convertible notes. As at March 31, 2019 the carrying value of the convertible notes was $1,052 (September 30, 2018 - $693) and had an unamortized discount of $27,958 (September 30, 2018 - $28,618). During the six months ended March 31, 2019, the Company recorded accretion expense of $659 (2018- $nil).

E.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next twelve months.

Results of Operations

Years Ended September 30, 2018 and 2017

Operating expenses for the years ended September 30, 2018 and 2017 were $748,717 and $723,050 respectively, and were comprised of principally legal and accounting costs, consulting fees, foreign exchange gains (losses), Cannabis license application fees and general and administrative expenses.

Three Months Ended March 31, 2019.

Operating expenses for the three months ended March 31, 2019 and 2018 were $93,567 and $169,838, respectively. The decrease was due to lower consulting fees of $17,410 and lower general and administrative expenses of $22,972 as the Company streamlined its day-to-day operating costs.  There was also a decrease of $39,505 in license application fee as the Company incurred a one-time application cost for our license in the prior year, and a $22,330 decrease in foreign exchange loss as the U.S. dollar strengthened against the Canadian dollar.  The decreases were offset by an increase of $18,513 in professional fees relating to audit, accounting, and legal fees incurred with respect to the S-1 registration process.

Six Months Ended March 31, 2019

Operating expenses for the six months ended March 31, 2019 and 2018 were $298,904 and $225,827, respectively. The increase in operating expenses was due to an increase of $62,073 in professional fees relating to audit, accounting, and legal fees relating to the requirements of the S-1 registration process and $36,604 in research and development costs relating to its business strategies.  The increase was offset by a decrease of $37,580 in license application fees for a one-time application costs for our license in the prior year.

Liquidity and Capital Resources

We have financed our cash requirements from the issuance of convertible notes and advances from non-affiliated third parties.  As of September 30, 2018, and March 31, 2019, $928,649 and $56,138, respectively, have been advanced to the Company by unrelated parties.    The loans are unsecured, non-interest bearing and are payable on demand.

Our sources and (uses) of cash for the years ended September 30, 2018, and 2017, were:

	2018	2017
Cash (used in) operations	$(785,534)	$(44,756)
Proceeds from the issuance of convertible notes	$298,239	$292,693
Repayment of convertible notes	$(104,255)	$-
Acquisition of property and equipment	$(251,310)	$-
Proceeds from advances payable	$928,649	$-

Our sources and (uses) of cash for the six months ended March 31, 2019 and 2018 were:

	2019	2018
Cash (used in) operations	$(304,393)	$(285,166)
Proceeds from conversion of convertible notes net of repayments	$-	$201,753
Acquisition of property and equipment	$(31,382)	$(30,637)
Proceeds from advances payable	$170,032	$193,934

We do not anticipate receiving cash flow from operations in the near future to satisfy our ongoing capital requirements. We are seeking financing in the form of equity capital in order to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions, and results of operations.

Our estimated capital requirements for the twelve months ending March 20, 2019 are:

Description	Six Month	One Year

Operating Expenses	$$60,000 ($10,000 per month)	$120,000

Registration expenses	$20,000	$20,000

Build and equipment Biotech Center See breakdown listed below*	See breakdown listed below	$40,000,000

F.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon Saturna Group Chartered Professional Accountants LLP, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

G.

Quantitative and Qualitative Disclosures about Market Risk

None

H.

Directors, Executive Management, Promoters and Control Persons

Management

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Management of Pharmagreen Biotech Inc.

Name	Age	Position	Director Since
Peter Wojcik	48	President/Sole Director	February 02, 2018

Peter Wojcik B.A. Adv., President / Sole Director

A graduate of advanced degree in Economics from the University of Regina. Additionally, Mr. Wojcik has a natural compassion for the health and well-being of others, which has naturally led to his decade-plus experience in the research and application of cannabis and its extracts as a therapeutic agent, specifically in their application in the treatment of illness and disease for individuals.

May 2018 to March 20, 2019 (Current) Mr. Wojcik is President and Director of Pharmagreen Biotech, Inc.

Mr. Wojcik duties include include making major corporate decisions, managing the overall operations and resources of a company, acting as the main point of communication between the board of directors and corporate operations, and being the public face of the company.

Mr. Wojcik has held the offices/positions since February 02, 2018 to his respective office/positions, is expected to hold said office/position until the next annual meeting of the shareholders. The persons named above are the company’s only officers, directors, promoters and control persons.

Management of WFS Pharmagreen Inc. (wholly owned subsidiary of Pharmagreen Biotech Inc.)

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Name	Age	Position	Director Since
Peter Wojcik	48	Chief Executive Officer / Director	December 19, 2013
Terry Kwan	72	Chief Financial Officer / Director	July 22, 2015
Fawzia Afreen	53	Chief Operations Officer

Mr. Wojcik has held the offices/positions since the inception of the Company and Mr. Kwan was appointed on July 22, 2015 to his respective office/positions, both are expected to hold said offices/positions until the next annual meeting of the shareholders. The persons named above are the company’s only officers, directors, promoters and control persons.

WFS Pharmagreen Inc. (wholly owned subsidiary of Pharmagreen Biotech Inc.)

Peter Wojcik B.A. Adv., Chief Executive Officer / Director

December 2013 to current Mr. Wojcik is Chief Executive Officer of WFS Pharmagreen Inc. Mr. Wojcik duties for WFS include day to day management of the company, oversight for the construction project development, coordinating with Engineering firms and project manager, in charge of Health Canada cannabis license application process.

Terry Kwan B. Comm., CPA-CA, Chief Financial Officer / Director

Terry is a graduate from the University of British Columbia with a Bachelor of Commerce and is a chartered professional accountant with the Institute of Chartered Professional Accountants of B.C. He brings more than four decades of significant finance related experience in both the private and public sectors.

2005 -2015 Mr. Kwan worked for Global Securities Corp and Global Securities Futures Corp, where he was CFO, a compliance officer and broker.

August-2013 to current Mr. Kwan is CFO and Director of WFS Pharmagreen Inc.

His responsibilities include financial management and reporting and corporate structuring.  He sits on the business development committee and the tissue culture complex planning, design and construction committees.  He is the “Head of Security” for purposes of the application for the Cannabis license application with Health Canada. Additional responsibility will be to design and implement a reporting system that meets both Health Canada Guidelines and good corporate governance.

Fawzia Afreen Ph.D., Chief Operations Officer

Fawzia has a Ph.D. in Botany from University of Hull (UK). She has achieved designation as a JSPS Fellow from Chiba University, Japan, teaching M.Sc. courses in (I) Protected Horticulture; (ii) Plant Tissue Culture, and (iii) Plant Production in Controlled Environment. In addition to holding three international patents, publishing over 40 articles in peer-reviewed international journals and publishing two books, Fawzia brings 16 years of experience in plant horticulture, plant tissue culture, plant production and an increase of secondary metabolites in a controlled environment to the Company.

Consulting role from June of 2014 to June of 2015 and on January 1, 2018 Dr. Fawzia Afreen became the Chief Operating Officer of WFS Pharmagreen Inc.

Dr. Afreen duties for WFS include, the head of the committee for facility design, assisting in building engineering plans, planning and selecting of equipment requirements, screening and hiring process of future facility employees, in charge of development of standard operating procedures, and quality control person for the cannabis license.

1155907 B.C. Ltd. (wholly owned subsidiary of WFS Pharmagreen Inc.)

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Name	Age	Position	Director Since
Peter Wojcik	48	Chief Executive Officer / Director	March 02, 2018

Mr. Wojcik has held the offices/positions since March 02, 2018 to his respective office/positions, is expected to hold said office/position until the next annual meeting of the shareholders. The persons named above are the company’s only officers, directors, promoters and control persons.

This company will be used as an operating entity, once the Biotech Complex is build and occupied.

1174505 B.C. Ltd. (wholly owned subsidiary of 1155907 B.C. Ltd.)

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Name	Age	Position	Director Since
Peter Wojcik	48	Chief Executive Officer / Director	August 02, 2018
Terry Kwan	72	Director	August 02, 2018

Mr. Kwan and Mr. Wojcik have held the office/positions since August 02, 2018 to their respective office/positions, are expected to hold said office/positions until the next annual meeting of the shareholders.  The persons named above are the company’s only officers, directors, promoters and control persons.

This company is currently and inactive shell, and has no assets or liabilities.

Promoters

The company has not engaged any promoters at this time.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only one director who is not independent as he is also an officer.  There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only minimal operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.  The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

I.

Executive and Corporate Governance

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the fiscal year September 30, 2018 and fiscal year September 30, 2017.

The Board of Directors may adopt an incentive stock option plan for the executive officers that would result in additional compensation.

Summary Executive Compensation Table

Name and Principal Position	Fiscal Year Ended 09/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Wojcik (1)(2) President, CEO, Secretary, Treasurer and Director	2018	$101,643	-0-	-0-	-0-	-0-	-0-	-0-	101,643
	2017	$120,000	-0-	-0-	-0-	-0-	-0-	-0-	120,000
Terry Kwan (1)(3) Principle Accounting Officer	2018	$101,643	-0-	-0-	-0-	-0-	-0-	-0-	$101,643
	2017	$120,000	-0-	-0-	-0-	-0-	-0-	-0-	$120,000
Fawzia Afreen (4)	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
COO
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Peter Wojcik and Terry Kwan, two Company’s officers and sole director currently devote approximately 45-55 hours per week to manage the affairs of the Company, including, but not limited to the upkeep of Pharmagreen Biotech Inc., and its subsidiaries.

(2)

Mr. Wojcik is the President, CEO, Secretary, Treasurer and a sole Director of Pharmagreen Biotech Inc., he is the CEO, Director of the subsidiary WFS Pharmagreen Inc. and CEO, Director of the subsidiaries 1155907 B.C. Ltd. and 1174505 B.C. Ltd.

(3)

Mr. Kwan is the CFO and a Director of the WFS Pharmagreen Inc., wholly owned subsidiary of Pharmagreen Biotech Inc., since July 22, 2015. Mr Kwan is the Principle Accounting Officer of Pharmagreen Biotech Inc.

(4)

Dr. Afreen has been an officer of WFS Pharmagreen Inc., wholly owned subsidiary of Pharmagreen Biotech Inc., since January 1, 2018. Dr. Afreen is employed by Botanical Research In Motion Inc., a British Columbia corporation owned by Peter Wojcik. Because of Dr. Afreen’s close association with Mr. Wojcik and her work at Botanical Research In Motion Inc., she volunteers a limited amount of time to act as COO of Pharmagreen Biotech, Inc. and WFS Pharmagreen Inc.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended September 30, 2018.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

There have never been any grants of stock options to our officers or directors.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until their successors are elected or appointed.  Our officers are appointed by our board of directors and serve at the discretion of the board.

We believe Mr. Wojcik is qualified to act as director based upon his knowledge of business practices and, in particular, the regulations relating to public companies.

Mr. Wojcik is not independent as that term is defined in Section 803 of the NYSE MKT Company Guide.

We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

Our Board of Directors does not have standing audit, nominating, or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Directors, to the extent required. Our Directors believe that the cost of associated with such committees, has not been justified under our current circumstances.

Compensation of Directors

During the years ended September 30, 2018 and 2017 we did not compensate any person for serving as a director.

There have never been any grants of stock options to our officers or directors.

Name	Year	Fees earned or paid in cash 0($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Peter Wojcik	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Terry Kwan	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Fawzia Afreen	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Independence

The Board of Directors is currently composed of one member. Peter Wojcik does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Peter Wojcik, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Wojcik collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Mr. Wojcik unless the communication is clearly frivolous.

J.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information at March 20, 2019, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 20, 2019, the Company had 74,671,835 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Peter Wojcik(2)	35,387,500	35,387,500	47.39%	37.38%
Terry Kwan(3)	5,000,000	5,000,000	6.70%	5.28%
Fawzia Afreen(4)	2,000,000	2,000,000	2.68%	2.11%
All Officers and Directors as a Group(5)	42,387,500	42,387,500	56.77%	44.77%
Wlaydyslaw Wojcik(6)	10,730,000	10,730,000	14.37%	11.33%
Robert Stewart(7)	4,750,000	4,750,000	6.36%	5.02%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)

Peter Wojcik has 31,387,500 shares in his name and his group includes, Jordan Wojcik, son of Peter Wojcik, residing at same residence who has 1,000,000 shares, Jessica Wojcik, daughter of Peter Wojcik, residing at same residence, who has 1,000,000 shares and Leonna Wojcik, wife of Peter Wojcik, residing at same residence, who has 2,000,000, who collectively hold 35,387,500 shares. The residence is located at 2987 Blackbear Court, Coquitlam, B.C., Canada, V3E 3A2.

(3)

Terry Kwan is the current officer and director of WFS Pharmagreen Inc., the wholly owned subsidiary of Pharmagreen Biotech Inc. The 5,000,000 shares are held in TK Investments Ltd., and he may be deemed to have voting and   investment power over the shares held thereby.

(4)

Fawzia Afreen is the current officer of WFS Pharmagreen Inc., the wholly owned subsidiary of Pharmagreen Biotech Inc.

(5)

All officers and directors as a group includes the officer and director of Pharmagreen Biotech Inc. and its wholly owned subsidiary WFS Pharmagreen Inc.

(6)

Wladyslaw Wojcik has 4,830,000 shares in his name that he controls and he also has 5,900,000 in W. Wojcik Medical Professional Corporation, which he controls.

(7)

Robert Stewart is a former director and founder of WFS Pharmagreen Inc., the wholly owned subsidiary of Pharmagreen Biotech Inc.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 42,387,500 shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance.  The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

K.

Transactions With Related Persons, Promoters And Certain Control Persons

Transactions with Related Parties

For Years Ended September 30, 2018 and 2017

Related Party Transactions

(a)

As at September 30, 2018, the Company owed $223,799 (Cdn$289,193) (2017 – $203,953 (Cdn$252,999)) to the President of the Company, which is non-interest bearing, unsecured and due on demand.

(b)

As at September 30, 2018, the Company owed $2,176 (Cdn$2,812) (2017 - $59,409 (Cdn$74,314)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)

As at September 30, 2018, the Company owed $56,880 (Cdn$73,500) (2017 - $58,758 (Cdn$73,500)) to the mother of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)

As at September 30, 2018, the Company owed $12,522 (Cdn$16,181) (2017 - nil) to the Principle Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(e)

As at September 30, 2018, the Company owed $243,969 (Cdn$315,272) (2017 - nil) to a company controlled by the Principle Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(f)

During the year ended September 30, 2018, the Company incurred consulting fees of $101,643 (2017 - $120,000) to the President of the Company.

(g)

During the year ended September 30, 2018, the Company incurred consulting fees of $101,643 (2017 - $120,000) to the Principle Accounting Officer of the Company.

The largest aggregate amount of principal outstanding for this period is $640,849. The principal outstanding is non-interest bearing, unsecured, and due on demand. The principal has no conversion rights.

On April 4, 2018, $32,485 owed to related parties were converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023. These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid.

The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485. During the year ended September 30, 2018, the Company issued a total of 31,745,000 shares of common stock upon the conversion of $3,174 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense. As at September 30, 2018, the carrying value of the convertible notes was $693 (2017 - $nil) and had an unamortized discount of $28,618 (2017 - $nil).

For The Six Months Ended March 31, 2019

Related Party Transactions

(a)

As at March 31, 2019, the Company owed $185,421 (Cdn$247,722) (September 30, 2018 – $223,799 (Cdn$289,193)) to the President of the Company, which is non-interest bearing, unsecured and due on demand.

(b)

As at March 31, 2019, the Company owed $28 (Cdn$38) (September 30, 2018 - $2,176 (Cdn$2,812)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)

As at March 31, 2019, the Company owed $55,015 (Cdn$73,500) (September 30, 2018 - $56,880 (Cdn$73,500)) to the mother of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)

As at March 31, 2019, the Company owed $nil (September 30, 2018 - $12,522 (Cdn$16,181)) to the Principle Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the six months ended March 31, 2019, the Company incurred consulting fees of $45,288 (2018 - $55,703) to the Principle Accounting Officer of the Company.

(e)

As at March 31, 2019, the Company owed $256,958 (Cdn$343,296) (September 30, 2018 – $243,969 (Cdn$315,272)) to a company controlled by the Principle Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(f)

During the six months ended March 31, 2019, the Company incurred consulting fees of $45,288 (2018 - $55,703) to the President of the Company.

(g)

During the six months ended March 31, 2019, the Company incurred fees of $1,245 (2018 - $nil) and $1,925 (2018 $nil) for marketing services and services in support of the its cannabis licensing application, respectively, to the Chief Operating Officer of the Company. During the six months ended March 31, 2019, the Company capitalized $8,322 in fees paid to the Chief Operating Office of the Company for design work relating to the Construction in progress.

The largest aggregate amount of principal outstanding for this period is $463,222. The principal outstanding is non-interest bearing, unsecured, and due on demand. The principle has no conversion rights.  The principal repaid during the period was $177,627.

L.

CRITICAL ACCOUNTING POLICIES

The Company has adopted a fiscal year-end of September 30.

Use of Estimates and Judgements

The preparation of these condensed interim consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, the equity component of convertible notes, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share- based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

On November 22, 2017 the FASB issued ASU 2017-14 – “Income Statement – Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606)”. This update amends SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 116 and SEC Release No. 33-10403, which bring existing guidance into conformity with Topic 606, Revenue from Contracts with Customers. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 related to the statement of cash flows. This new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017, and early adoption is permitted. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

In February 2016, Topic 842, Leases was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Stock-Based Compensation

The Company adopted FASB guidance on stock-based compensation upon inception. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next 12 months.

Additional Disclosure of Outstanding Share Data

As of March 20, 2019, we had 74,671,835 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Due to our continuing losses from business operations, the independent auditor’s report dated December 27, 2018, includes a “going concern” opinion relating to the fact that our continuation is dependent upon obtaining additional working capital either through revenues or through outside financing.

M.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, together with all amendments and exhibits, with the SEC relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement, of which this prospectus is a part, can also be reviewed by accessing the SEC's website at www.sec.gov.

We will file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.  You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

Financial Statements

PHARMAGREEN BIOTECH INC.

Consolidated Financial Statements September 30, 2018

(Expressed in U.S. Dollars)

SATURNA GROUP
CHARTERED PROFESSIONAL ACCOUNTANTS LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Pharmagreen Biotech Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pharmagreen Biotech Inc. (the "Company") as of September 30, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, stockholders' deficit, and cash flows for the years then ended and related notes (collectively, the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2018 and 2017, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficit, and has incurred significant operating losses and negative cash flows from operations since inception. As at September 30, 2018, the Company has a working capital deficit of $1,638,078 and an accumulated deficit of $3,961,939. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of the Company's internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Saturna Group LLP

Saturna Group Chartered Professional Accountants LLP

We have served as the Company's auditor since 2014

Vancouver, Canada
December 27, 2018

PHARMAGREEN BIOTECH INC. Consolidated Balance Sheets (Expressed in U.S. dollars)	September 30,	September 30,
	2018 $	2017 $
Assets
Current assets
Cash	151,869	16,442
Accounts receivable and other receivables	31,765	3,194
Prepaid expenses and deposits	14,476	10,957
Assets held for sale (Note 9)	–	382,352
Total current assets	198,110	412,945
Property, plant, and equipment (Note 4)	251,310	–
Assets held for sale (Note 9)	–	62,351
Total assets	449,420	475,296
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued liabilities (Note 6)	624,684	722,639
Advance from Alliance Growers Corp. (Note 8)	928,649	–
Due to related parties (Note 6)	282,855	322,120
Current portion of convertible notes (Note 5)	–	1,542,090
Liabilities held for sale (Note 9)	–	113,229
Total current liabilities	1,836,188	2,700,078
Convertible notes, net of unamortized discount of $28,618 and
$nil, respectively (Note 5)	693	171,876
Total liabilities	1,836,881	2,871,954
Nature of business and continuance of operations (Note 1) Commitment (Note 8)
Stockholders’ deficit
Common stock Authorized: 500,000,000 shares, $0.001 par value; 71,620,100 shares issued and outstanding (2017 – 20,600,000 shares)	71,620	20,600
Additional paid-in capital	2,464,136	534,269
Accumulated other comprehensive income (loss)	38,722	(63,169)
Deficit	(3,961,939)	(2,888,358)
Total stockholders’ deficit	(1,387,461)	(2,396,658)
Total liabilities and stockholders’ deficit	449,420	475,296

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC. Consolidated Statements of Operations and Comprehensive Loss (Expressed in U.S. dollars)	Year ended September 30,	Year ended September 30,
	2018 $	2017 $
Expenses
Advertising and promotion	3,669	–
Bad debts	–	158,047
Consulting fees (Note 6)	251,797	241,327
Foreign exchange loss	78,920	130,930
General and administrative	57,733	11,357
License application fees	207,773	–
Professional fees	124,034	153,971
Rent	–	15,985
Research and development	7,619	–
Salaries and wages	17,172	10,080
Travel	–	1,353
Total expenses	748,717	723,050
Net loss before other income (expense)	(748,717)	(723,050)
Other income (expense)
Accretion of discount on convertible notes	(3,868)	–
Write-off of related party debt	10,478	28,805
Interest expense	–	(78,204)
Loss on disposal of the net assets of Canna Companion Products, Inc. (Note 9)	(331,474)	–
Total other income (expense)	(324,864)	(49,399)
Net loss before discontinued operations	(1,073,581)	(772,449)
Income from discontinued operations (Note 9)	–	164,294
Net loss	(1,073,581)	(608,155)
Comprehensive income (loss)
Foreign currency translation gain (loss)	101,891	(81,647)
Comprehensive loss	(971,690)	(689,802)
Basic and diluted loss per share	(0.04)	(0.03)
Weighted average number of shares outstanding	24,810,464	20,600,000

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Consolidated Statement of Changes in Stockholders’ Deficit (Expressed in U.S. dollars)

	Common Stock		Additional paid-in	Accumulated other comprehensive		Total stockholders
	Number of shares	Amount	capital	income (loss)	Deficit	equity (deficit)
		$	$	$	$	$
Balance, September 30, 2016	20,600,000	20,600	534,269	18,478	(2,280,203)	(1,706,856)
Foreign currency translation loss	–	–	–	(81,647)	–	(81,647)
Net loss for the year	–	–	–		(608,155)	(608,155)
Balance, September 30, 2017	20,600,000	20,600	534,269	(63,169)	(2,888,358)	(2,396,658)
Beneficial conversion feature on convertible notes issued	–	–	32,485	–	–	32,485
Cancellation of common stock	(600,000)	(600)	600	–	–	–
Issuance of WFS common stock to convert notes payable and accrued interest	17,704,500	17,704	1,975,645	–	–	1,993,349
Recapitalization transaction: Shares of Pharmagreen Biotech Inc.	2,170,600	2,171	(50,293)	–	–	(48,122)
Issuance of common stock to convert notes payable	31,745,000	31,745	(28,570)	–	–	3,175
Foreign currency translation gain	–	–	–	101,891	–	101,891
Net loss for the year	–	–	–	–	(1,073,581)	(1,073,581)
Balance, September 30, 2018	71,620,100	71,620	2,464,136	38,722	(3,961,939)	(1,387,461)

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC. Consolidated Statements of Cash Flows (Expressed in U.S. dollars)
	Year ended September 30, 2018 $	Year ended September 30, 2017 $
OPERATING ACTIVITIES
Net loss from continuing operations	(1,073,581)	(608,155)
Adjustments to reconcile net loss to net cash used in operating activities – continuing operations:
Accretion of discount on convertible notes	3,868	–
Loss on disposal of net assets of Canna Companion Products, Inc.	331,474	–
Write-off of related party debt	(10,478)	(28,805)
Changes in non-cash operating working capital – continuing operations:
Accounts receivable and other receivables	(28,571)	(1,732)
Prepaid expenses and deposits	(3,519)	(506)
Accounts payable and accrued liabilities	18,377	469,623
Due to related parties	(23,104)	124,819
Net cash used in operating activities – continuing operations	(785,534)	(44,756)
Net cash used in operating activities – discontinued operations	–	(153,869)
INVESTING ACTIVITIES
Acquisition of property and equipment	(251,310)	–
Net cash used in investing activities – continuing operations	(251,310)	–
Net cash used in investing activities – discontinued operations	–	(900)
FINANCING ACTIVITIES
Proceeds from the issuance of convertible notes	298,239	292,693
Repayment of convertible notes	(104,255)	–
Proceeds from advances payable	928,649	–
Net cash provided by financing activities – continuing operations	1,122,633	292,693
Effect of foreign exchange rate changes on cash	49,638	(81,647)
Increase in cash	135,427	11,521
Cash, beginning of year	16,442	4,921
Cash, end of year	151,869	16,442
Non-cash investing and financing activities:

Issuance of common stock of WFS pursuant to the conversion of convertible notes and accrued interest

1,993,349

–

Issuance of common stock pursuant to the conversion of convertible notes

3,175

–

Issuance of convertible notes in exchange for amounts due to related parties

32,485

–

Supplemental disclosures:

Interest paid

–

–

Income taxes paid

–

–

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

1.

Nature of Business and Continuance of Operations

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of the State of Nevada,

U.S. on November 26, 2007, under the name Azure International, Inc. On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation and Azure International, Inc. As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc. The Company was previously in the business of providing technical advisory and appraisals to the aircraft and aviation business as well as providing sourcing for aircraft leases and parts. Pursuant to a Share Exchange Agreement with WFS Pharmagreen Inc. (“WFS”) on May 2, 2019 (refer to Note 3), the Company changed its name to Pharmagreen Biotech Inc. and changed its principal business to the construction of a biotech complex in Deroche, British Columbia, Canada, for the purpose of producing a variety of strains of cannabis for the recreational and medical marijuana industries in Canada through the application of the proprietary plant tissue culture in vitro process called “Chibafreen”. This proprietary process will produce plantlets that will be genetically identical and free of pests and disease free with consistent and certifiable constituent properties.

Going Concern

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2018, the Company has a working capital deficit of $1,638,078 and an accumulated deficit of $3,961,939. These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

(a)

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, WFS Pharmagreen Inc., 1155097 BC Ltd., and 1174505 BC Ltd., companies incorporated in British Columbia, Canada, and Canna Companion Products, Inc., a company incorporated in the State of Washington. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is September 30.

(b)

Use of Estimates and Judgments

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, the equity component of convertible notes, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

2.

Summary of Significant Accounting Policies (continued)

(c)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d)

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on historical bad debt expense, the age of receivable and the specific identification of receivables the Company considers at risk. The Company had no allowance for doubtful accounts as of September 30, 2018, and 2017

(e)

Property, Plant, and Equipment

Property, plant and equipment is measured at cost less accumulated depreciation, residual values, and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labor, any other costs directly attributable to bringing the asset to a working condition for the intended use and borrowing costs on qualifying assets. During their construction, items of property, plant, and equipment are classified as construction in progress. When the asset is available for use, it is transferred from construction in progress to the appropriate category of property, plant, and equipment and depreciation on the item commences.

The Company capitalizes borrowing costs on capital invested in projects under construction. Upon the asset becoming available for use, capitalized borrowing costs, as a portion of the total cost of the asset, are depreciated over the estimated useful life of the related asset.

(f)

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(g)

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (continued)

(g)

Fair Value Measurements (continued)

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts receivable and other receivables, assets and liabilities held for sale, accounts payable and accrued liabilities, advance from Alliance Growers Corp., amounts due to related parties, and convertible notes. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the years ended September 30, 2018, and 2017. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(h)

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the consolidated statement of operations.

The Company uses the current rate method to translate the accounts of its wholly-owned subsidiaries into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. The resulting exchange gains or losses are recognized in accumulated other comprehensive income.

(i)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock- based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations and comprehensive loss over the requisite service period.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

2.

Summary of Significant Accounting Policies (continued)

(j)

Loss Per Share

The Company computes loss per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at September 30, 2018, there were 293,103,700 (2017 – nil) potentially dilutive shares outstanding.

(k)

Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. As at September 30, 2018 and 2017, comprehensive loss consists of foreign currency translation gains and losses.

(l)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

As of September 30, 2018 and 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company files federal and provincial income tax returns in Canada and federal, state and local income tax returns in the U.S., as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2014 to 2017. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not examined any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

(m)

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share- based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

2.

Summary of Significant Accounting Policies (continued)

(m) Recently Issued Accounting Pronouncements (continued)

On November 22, 2017 the FASB issued ASU 2017-14 – “Income Statement – Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606)”. This update amends SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 116 and SEC Release No. 33-10403, which bring existing guidance into conformity with Topic 606, Revenue from Contracts with Customers. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 related to the statement of cash flows. This new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017, and early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In February 2016, Topic 842, Leases was issued to replace the leases requirements in Topic  840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Acquisition of WFS Pharmagreen Inc.

On April 12, 2018, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with WFS Pharmagreen Inc. (“WFS”). Pursuant to the Share Exchange Agreement, the Company issued 37,704,500 shares of common stock in exchange for 100% of the issued and outstanding Class A Voting shares of common stock of WFS. The acquisition closed on May 2, 2018.

Immediately prior to closing of the Agreement, the majority shareholder of the Company was also the majority shareholder of WFS. As a result of the common ownership upon closing of the transaction, the acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-50. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

3.

Acquisition of WFS Pharmagreen Inc. (continued)

Pursuant to ASC 250-10 and ASC 805-50, the transaction resulted in a change in the reporting entity and was recognized retrospectively for all periods during which the entities were under common control. For common-control transactions that result in a change in the reporting entity and for which both receiving entity and the transferring entity were not under common control during the entire reporting period, it is necessary to determine which entity is the predecessor. The predecessor is the reporting entity deemed to be the receiving entity for accounting purposes in a common-control transaction. The predecessor is not always the entity that legally receives the net assets or equity interests transferred. Comparative financial information shall only be adjusted for periods during which the entities were under common control. Since common control between the Company and WFS did not occur until the current period, the comparative information does not need to be combined. Accordingly, for periods in which the combining entities were not under common control, the comparative financial statements presented are those of the entity that is determined to be the predecessor up to the date at which the entities became under common control. WFS was determined to be the predecessor entity and, therefore, was deemed to be the receiving entity for accounting purposes. Additionally, the consolidated financial statements and financial information presented for prior periods has been restated to reflect the financial position and results of operations of WFS.

Assets acquired and liabilities assumed are reported at their historical carrying amounts and any difference between the proceeds transferred is recognized in additional paid-in capital. These consolidated financial statements include the accounts of the Company since the date common control commenced and the historical accounts of WFS since inception.

The assets acquired and liabilities assumed from the Company are as follows:

February 27,

2018

$

Accounts payable	(948)
Due to related parties	(42,949)
Due to WFS	(4,225)
Net liabilities assumed	(48,122)

4. Property, Plant, and Equipment
		Accumulated	Net carrying value as at September 30,	Net carrying value as at September 30,
	Cost $	depreciation $	2018 $	2017 $
Construction in progress	251,310		251,310	–

As at September 30, 2018, costs related to the construction of cannabis production complex were capitalized as construction in progress and not depreciated. Depreciation will commence when construction is completed, and the facility is available for its intended use.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes

(a)

On April 16, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$92,000. The convertible debentures are unsecured, non-interest bearing, and were due by April 16, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.10 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$5,200. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 920,000 shares of WFS common stock for the conversion of Cdn$92,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debentures are $nil (2017 - $73,548 (Cdn$92,000)).

(b)

On September 15, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$268,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 15, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$9,600. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 25, 2017, WFS repaid $5,000 of the convertible debenture. On May 1, 2018, WFS issued 1,052,000 shares of WFS common stock for the conversion of Cdn$263,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $210,251 (Cdn$263,000)).

(c)

On September 16, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$10,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 16, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per common share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $7,994 (Cdn$10,000)).

(d)

On September 16, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$32,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 16, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.10 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$3,200. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 320,000 shares of WFS common stock for the conversion of Cdn$32,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $25,582 (Cdn$32,000)).

(e)

On September 17, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$130,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 17, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 520,000 shares of WFS common stock for the conversion of Cdn$130,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $103,925 (Cdn$130,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(f)

On November 27, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$15,000. The convertible debentures are unsecured, non-interest bearing, and due by November 27, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.10 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 150,000 shares of WFS common stock for the conversion of Cdn$15,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $11,991 (Cdn$15,000)).

(g)

On December 30, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$20,000. The convertible debentures are unsecured, non-interest bearing, and due by December 30, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 80,000 shares of WFS common stock for the conversion of Cdn$20,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $15,988 (Cdn$20,000)).

(h)

On January 21, 2015, WFS issued a convertible debenture in the amount of Cdn$250,000. The convertible debenture is unsecured, non-interest bearing, and due by January 21, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.10 per common share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 2,500,000 shares of WFS common stock for the conversion of Cdn$250,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $199,856 (Cdn$250,000)).

(i)

On February 22, 2015, WFS issued a convertible debenture in the amount of Cdn$30,000. The convertible debenture is unsecured, non-interest bearing, and due by February 22, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$3,000. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 120,000 shares of WFS common stock for the conversion of Cdn$30,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is

$nil (2017 - $23,983 (Cdn$30,000)).

(j)

On April 15, 2015, WFS issued a convertible debenture in the amount of Cdn$50,000. The convertible debenture is unsecured, non-interest bearing, and due by April 15, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 200,000 shares of WFS common stock for the conversion of Cdn$50,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $39,971 (Cdn$50,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(k)

On April 22, 2015, WFS issued a convertible debenture in the amount of Cdn$15,000. The convertible debenture is unsecured, non-interest bearing, and due by April 22, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$1,500. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 60,000 shares of WFS common stock for the conversion of Cdn$15,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is

$nil (2017 - $11,991 (Cdn$15,000)).

(l)

On May 29, 2015, WFS issued convertible debentures in the aggregate amount of Cdn$10,000. The convertible debentures are unsecured, non-interest bearing, and due by May 29, 2017. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $7,994 (Cdn$10,000)).

(m)

On June 3, 2015, WFS issued a convertible debenture in the amount of Cdn$15,000. The convertible debenture is unsecured, non-interest bearing, and due by June 3, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$1,500. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 60,000 shares of WFS common stock for the conversion of Cdn$15,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $11,991 (Cdn$15,000)).

(n)

On June 26, 2015, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by June 26, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$1,000. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $7,994 (Cdn$10,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(o)

On June 29, 2015, WFS issued a convertible debenture in the amount of Cdn$325,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on June 29, 2016. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS repaid Cdn$97,800 of the convertible debenture. On February 28, 2018, WFS issued 2,889,147 shares of common stock for the conversion of Cdn$227,200 of convertible debt and accrued interest. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017

- $259,813 (Cdn$325,000)).

(p)

On July 23, 2015, WFS issued a convertible debenture in the amount of Cdn$100,000. The convertible debenture is unsecured, non-interest bearing, and due by July 22, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 500,000 shares of WFS common stock for the conversion of Cdn$100,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $79,942 (Cdn$100,000)).

(q)

On August 20, 2015, WFS issued a convertible debenture in the amount of Cdn$100,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and was due on August 20, 2016. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 1,271,632 shares of common stock for the conversion of Cdn$100,000 of convertible debt and accrued interest. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $79,942 (Cdn$100,000)).

(r)

On October 4, 2015, WFS issued a convertible debenture in the amount of Cdn$100,000 to the father of the Chief Executive Officer of WFS, of which Cdn$30,000 was received on September 15, 2015. The convertible debenture is unsecured, bears interest at 12% per annum, and was due on October 4, 2016. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 1,271,632 shares of common stock for the conversion of Cdn$100,000 of convertible debt and accrued interest. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $79,942 (Cdn$100,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(s)

On October 17, 2015, WFS issued a convertible debenture in the amount of Cdn$27,000. The convertible debenture is unsecured, non-interest bearing, and due by October 17, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.24545 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 110,000 shares of WFS common stock for the conversion of Cdn$27,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $21,584 (Cdn$27,000)).

(t)

On December 1, 2015, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by December 1, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $7,994 (Cdn$10,000)).

(u)

On February 1, 2016, WFS issued convertible debentures in the aggregate amount of Cdn$45,000. The convertible debentures are unsecured, non-interest bearing, and due by February 1, 2018. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contain no embedded beneficial conversion features as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On February 19, 2018, WFS repaid $25,000 of the convertible debenture. On May 1, 2018, WFS issued 80,000 shares of WFS common stock for the conversion of Cdn$20,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debentures is $nil (2017 - $35,974 (Cdn$45,000)).

(v)

On February 24, 2016, WFS issued convertible debenture in the aggregate amount of Cdn$30,000. The convertible debentures are unsecured, non-interest bearing, and due by February 24, 2018. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 150,000 shares of WFS common stock for the conversion of Cdn$30,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $23,983 (Cdn$30,000)).

(w)

On February 24, 2016, WFS issued convertible debenture in the aggregate amount of Cdn$25,000. The convertible debentures are unsecured, non-interest bearing, and due by February 24, 2018. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 100,000 shares of WFS common stock for the conversion of Cdn$25,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $19,986 (Cdn$25,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(x)

On May 31, 2016, WFS issued a convertible debenture in the amount of Cdn$115,000 to the father of the Chief Executive Officer of WFS, of which Cdn$40,000 was received on November 3, 2015, and Cdn$75,000 was received on April 28, 2016. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on May 31, 2017. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 1,462,376 shares of common stock for the conversion of Cdn$115,000 of convertible debt and accrued interest. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $91,934 (Cdn$115,000)).

(y)

On July 12, 2016, WFS issued a convertible debenture in the amount of Cdn$35,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on July 12, 2017. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 445,071 shares of common stock for the conversion of Cdn$35,000 of convertible debt and accrued interest. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $27,980 (Cdn$35,000)).

(z)

On September 29, 2016, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by September 29, 2018. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 20,000 shares of WFS common stock for the conversion of Cdn$5,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $3,997 (Cdn$5,000)).

(aa) On November 16, 2016, WFS issued a convertible debenture in the amount of $70,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on November 16, 2017. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 890,142 shares of common stock for the conversion of Cdn$70,000 of convertible debt and accrued interest. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $55,960 (Cdn$70,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(bb) On January 5, 2017, WFS issued a convertible debenture in the amount of Cdn$65,000. The convertible debenture is unsecured, non-interest bearing, and due by January 5, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 260,000 shares of WFS common stock for the conversion of Cdn$65,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $51,963 (Cdn$65,000)).

(cc) On January 8, 2017, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by January 8, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 16, 2018, WFS repaid $5,000 of the convertible debenture. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $3,997 (Cdn$5,000)).

(dd) On February 4, 2017, WFS issued a convertible debenture in the amount of Cdn$7,000. The convertible debenture is unsecured, non-interest bearing, and due by February 4, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 28,000 shares of WFS common stock for the conversion of Cdn$7,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $5,596 (Cdn$7,000)).

(ee) On April 26, 2017, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by February 4, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 16, 2018, WFS repaid $5,000 of the convertible debenture. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $3,997 (Cdn$5,000)).

(ff) On April 26, 2017, WFS issued a convertible debenture in the amount of Cdn$25,000. The convertible debenture is unsecured, non-interest bearing, and due by April 26, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 100,000 shares of WFS common stock for the conversion of Cdn$25,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $19,986 (Cdn$25,000)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(gg) On May 12, 2017, WFS issued a convertible debenture in the amount of Cdn$50,000. The convertible debenture is unsecured, non-interest bearing, and due by May 12, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 200,000 shares of WFS common stock for the conversion of Cdn$50,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $39,971 (Cdn$50,000)).

(hh) On May 31, 2017, WFS issued a convertible debenture in the amount of Cdn$8,000. The convertible debenture is unsecured, non-interest bearing, and due by May 31, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 32,000 shares of WFS common stock for the conversion of Cdn$8,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $6,395 (Cdn$8,000)).

(ii) On June 6, 2017, WFS issued a convertible debenture in the amount of Cdn$50,000. The convertible debenture is unsecured, non-interest bearing, and due by June 6, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 250,000 shares of WFS common stock for the conversion of Cdn$50,000 of convertible debt. As at September 30, 2018, the carrying value of the convertible debenture is $nil (2017 - $39,971 (Cdn$50,000)).

(jj) On December 23, 2017, WFS issued a convertible debenture in the amount of Cdn$51,000. The convertible debenture is unsecured, non-interest bearing, and due by December 23, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 204,000 shares of WFS common stock for the conversion of Cdn$51,000 of convertible debt.

(kk) On January 3, 2018, WFS issued a convertible debenture in the amount of Cdn$12,500. The convertible debenture is unsecured, non-interest bearing, and due by January 3, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 62,500 shares of WFS common stock for the conversion of Cdn$12,500 of convertible debt.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(ll) On January 10, 2018, WFS issued a convertible debenture in the amount of Cdn$25,000. The convertible debenture is unsecured, non-interest bearing, and due by January 10, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 100,000 shares of WFS common stock for the conversion of Cdn$25,000 of convertible debt.

(mm) On January 11, 2018, WFS issued a convertible debenture in the amount of Cdn$13,000. The convertible debenture is unsecured, non-interest bearing, and due by January 11, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 52,000 shares of WFS common stock for the conversion of Cdn$13,000 of convertible debt.

(nn) On January 18, 2018, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by January 18, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(oo) On January 25, 2018, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by January 25, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(pp) On January 27, 2018, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by January 27, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 20,000 shares of WFS common stock for the conversion of Cdn$5,000 of convertible debt.

(qq) On January 29, 2018, WFS issued a convertible debenture in the amount of Cdn$246,000. The convertible debenture is unsecured, non-interest bearing, and due by January 29, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 984,000 shares of WFS common stock for the conversion of Cdn$246,000 of convertible debt.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

5.

Convertible Notes (continued)

(rr) On April 4, 2018, $32,485 owed to related parties were converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023. These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid.

The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485. During the year ended September 30, 2018, the Company issued a total of 31,745,000 shares of common stock upon the conversion of $3,174 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of

$3,112 as accretion expense. As at September 30, 2018, the carrying value of the convertible notes was $693 (2017 - $nil) and had an unamortized discount of $28,618 (2017 - $nil).

6.

Related Party Transactions

(a) As at September 30, 2018, the Company owed $223,799 (Cdn$289,193) (2017 – $203,953 (Cdn$252,999)) to the President of the Company, which is non-interest bearing, unsecured and due on demand.

(b) As at September 30, 2018, the Company owed $2,176 (Cdn$2,812) (2017 - $59,409 (Cdn$74,314)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c) As at September 30, 2018, the Company owed $56,880 (Cdn$73,500) (2017 - $58,758 (Cdn$73,500)) to the mother of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)

As at September 30, 2018, the Company owed $12,522 (Cdn$16,181) (2017 - nil) to the Principal Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(e)

As at September 30, 2018, the Company owed $243,969 (Cdn$315,272) (2017 - nil) to a company controlled by the Principal Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(f)

During the year ended September 30, 2018, the Company incurred consulting fees of $101,643 (2017 - $120,000) to the President of the Company.

(g)

During the year ended September 30, 2018, the Company incurred consulting fees of $101,643 (2017 - $120,000) to the Principal Accounting Officer of the Company.

7.

Common Stock

(a)

On February 28, 2018, the Company issued 8,230,000 shares of WFS common stock for the conversion of $506,761 (Cdn$647,200) of convertible debentures and $137,652 (Cdn$175,800) of accrued interest.

(b)

On April 16, 2018, the Company filed a certificate of amendment to increase the authorized share capital to 9,000,000,000 shares of common stock.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

7.

Common Stock (continued)

(c)

On May 1, 2018, the WFS issued 9,474,500 shares of WFS common stock for the conversion of Cdn$1,736,500 convertible debentures.

(d)

On May 2, 2018, the Company issued 37,704,500 shares of common stock in exchange for all the issued and outstanding shares of WFS Pharmagreen Inc. pursuant to the share exchange agreement dated April 12, 2018. Refer to Note 3.

(e)

On May 24, 2018, the Company enacted a reverse split of its shares of common stock on a 200:1 basis. All reference to share and per share amounts have been retroactively restated to effect the reverse stock split as if the transaction had taken place as of the beginning of the earliest period presented.

(f)

On July 9, 2018, the Company issued 26,720,000 shares of common stock upon the conversion of

$2,672 of Series A convertible notes at $0.0001 per share. Refer to Note 5(rr).

(g)

On July 24, 2018, the Company filed a certificate of amendment to decrease the authorized share capital to 500,000,000 shares of common stock.

(h)

On August 27, 2018, the Company issued 5,025,000 shares of common stock upon the conversion of $503 of Series A convertible notes at $0.0001 per share. Refer to Note 5(rr).

8.

Commitment

Effective December 11, 2017, as subsequently amended, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex (the “Biotech Complex”) located in British Columbia, through their subsidiary, 1155097 BC Ltd. (“115BC”) Alliance may purchase up to a 30% equity interest in 115BC and the Biotech Complex, in consideration for funding up to 30% of the total construction costs. Alliance will have the first right of refusal to participate in future equity financing to maintain their percentage interest in 115BC, if it requires financing for growth and expansion.

9.

Discontinued Operations

On May 12, 2016, WFS entered into a Letter of Understanding and Intent (the “Agreement”) with Canna Companion, LLC (“CCL”), which outlines the verbal agreement made between WFS and CCL, in 2015. Pursuant to the Agreement, WFS and CCL, will equally share the net operating profits and losses from the sale, manufacturing, and distribution of the Canna Companion pet supplement through CCL, from June 1, 2015, to January 31, 2016.

As of February 1, 2016, it was agreed that WFS’s subsidiary, Canna Companion Products, Inc. (“CCP”), would assume the manufacturing, sale and distribution of the Canna Companion pet supplement business and the net operating profit and loss sharing arrangement was terminated. In addition, it was agreed that CCL, will receive a 5% royalty on net sales and $10,000 per month to manage the production facility in Monroe, Washington on a full-time basis.

On October 1, 2017, the WFS determined that access to the Canna Companion pet supplement, and the related operations, had been misappropriated by the licensors, CCL. As a result, all arrangements with CCL were terminated effective October 1, 2017. The operations of the WFS’s wholly-owned subsidiary, CCP, related solely to the Canna Companion pet supplement being licensed from CCL. CCP meets the criteria to be classified as discontinued operations as of September 30, 2017, and therefore, the results of operations of CCP for all periods have been classified as discontinued operations on the consolidated statements of operations and comprehensive loss. The carrying amounts of the major classes of assets and liabilities of CCP have been classified as held for sale on the consolidated balance sheets.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

9.

Discontinued Operations (continued)

Income / (Loss) From Discontinued Operations

	Year	Year
	ended	ended
	September 30,	September 30,
	2018	2017
Canna Companion Products, Inc.	$	$

Revenue	–	1,493,921
Cost of goods sold	–	411,043

Gross profit	–	1,082,878

Expenses
Advertising and promotion	–	121,091
Amortization	–	17,891
Bad debts	–	18,915
Consulting fees	–	120,425
General and administrative	–	112,926
Professional fees	–	68,179
Rent	–	15,646
Repairs and maintenance	–	48,070
Research and development	–	2,438
Supplies	–	320,286
Travel	–	14,685
Website costs	–	41,947

Total expenses	–	902,499

Net income before other expense	–	180,379
Interest expense	–	(16,085)

Net income	–	164,294

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

9.

Discontinued Operations (continued)

Assets and Liabilities of Discontinued Operations

	September 30,	September 30,
	2018	2017
Canna Companion Products, Inc.	$	$

Carrying amounts of major classes of assets included as part of discontinued operations
Cash	–	29,350
Amounts receivable	–	10,019
Inventory	–	303,467
Prepaid expenses and deposits	–	39,516
Total current assets		382,352

Property and equipment	–	62,351

Total assets of discontinued operations	–	444,703

Carrying amounts of major classes of liabilities included as part of discontinued operations
Accounts payable and accrued liabilities	–	45,560
Loan payable	–	65,240
Lease payable	–	2,429

Total liabilities of discontinued operations	–	113,229

During the year ended September 30, 2018, the Company recognized a loss on disposal of the net assets of Canna Companion Products, Inc. of $331,474 due to the misappropriation on October 1, 2017.

10.

Income Taxes

The Company is subject to Canadian federal and provincial taxes at an approximate rate of 26.75% and United States federal and state income taxes at an approximate rate of 21% (2017 – 34%). The reconciliation of the provision for income taxes at the federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2018 $	2017 $
Income tax recovery at statutory rate	(281,940)	(158,120)
Permanent differences and other	80,404	(1,505)
Change in enacted tax rate	(2,442)	27,342
Change in substantive tax rates of foreign jurisdiction	–	(15,967)
Change in valuation allowance	203,978	148,250
Income tax provision	–	–

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

10.

Income Taxes (continued)

The significant components of deferred income tax assets and liabilities are as follows:

2018

2017

   $                          $

Net operating losses carried forward	708,497	506,004
Property and equipment	152,406	152,996
Intangible assets	56,023	53,948
Valuation allowance	(916,926)	(712,948)
Net deferred income tax asset	–	–

The 2017 Act reduces the corporate tax rate from 34% to 21% for tax years beginning after December 31, 2017. For net operating losses arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize net operating losses carryforwards to 80% of taxable income. In addition, net operating losses arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. Net operating losses generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carryback of all net operating losses arising in a tax year ending after 2017 and instead would permit all such net operating losses to be carried forward indefinitely. The Company has net operating losses carried forward of $2,672,742 which may be carried forward to apply against future years’ taxable income, subject to the final determination by taxation authorities, expiring in the following years:

	Canada	USA
	$	$

2029	–	54,040
2030	–	101,259
2034	367,617	–
2035	478,547	1,003
2036	188,742	1,000
2037	412,456	–
2038	976,901	99,586
	2,424,263	256,888

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2018 and 2017

(Expressed in U.S. dollars)

PHARMAGREEN BIOTECH INC.

Condensed Interim Consolidated Financial Statements

For the Six Months Ended March 31, 2019

(Expressed in U.S. Dollars)

(unaudited)

PHARMAGREEN BIOTECH INC.

Condensed Interim Consolidated Balance Sheets

(Expressed in U.S. dollars)

	March 31, 2019	September 30, 2018
	$	$
	(unaudited)
Assets

Current assets

Cash	9,393	151,869
Accounts receivable and other receivables	36,106	31,765
Prepaid expenses and deposits	14,002	14,476

Total current assets	59,501	198,110

Property and equipment (Note 3)	287,813	251,310

Total assets	347,314	449,420

Liabilities and Stockholders’ Deficit

Current liabilities

Accounts payable and accrued liabilities (Note 5)	665,453	624,684
Advances from Alliance Growers Corp. (Note 7)	56,138	928,649
Due to related parties (Note 5)	240,464	282,855

Total current liabilities	962,055	1,836,188

Convertible notes, net of unamortized discount of $27,958 and $28,617, respectively (Note 4)	1,052	693

Total liabilities	963,107	1,836,881

Nature of business and continuance of operations (Note 1)
Commitments (Note 7)

Stockholders’ deficit

Common stock Authorized: 500,000,000 shares, $0.001 par value; 74,671,835 and 71,620,100 shares issued and outstanding, respectively	74,672	71,620
Additional paid-in capital	3,666,857	2,464,136
Accumulated other comprehensive income	91,425	38,722
Deficit	(4,447,965)	(3,961,939)

Total Pharmagreen Biotech Inc. stockholders’ deficit	(615,011)	(1,387,461)

Non-controlling interest	(782)	–

Total stockholders’ deficit	(615,793)	(1,387,461)

Total liabilities and stockholders’ deficit	347,314	449,420

(The accompanying notes are an integral part of these condensed interim consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Condensed Interim Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

(unaudited)

	Three months ended March 31, 2019 $	Three months ended March 31, 2018 $	Six months ended March 31, 2019 $	Six months ended March 31, 2018 $

Expenses

Consulting fees (Note 5)	46,806	64,216	102,308	111,406
Foreign exchange loss (gain)	(7,992)	14,338	35,195	14,577
General and administrative	23,488	46,460	50,758	51,438
License application fees	(7)	39,505	1,925	39,505
Professional fees	19,805	1,292	63,365	1,292
Research and development	6,888	–	36,604	–
Salaries and wages	4,579	4,027	8,749	7,609

Total expenses	93,567	169,838	298,904	225,827

Net loss before other expenses	(93,567)	(169,838)	(298,904)	(225,827)

Other expenses

Accretion of discount on convertible notes	(298)	–	(659)	–
Finance costs	–	–	(187,245)	–

Total other expenses	(298)	–	(187,904)	–

Net loss	(93,865)	(169,838)	(486,808)	(225,827)

Less: net loss attributable to non-controlling interest	782	–	782	–

Net loss attributable to Pharmagreen Biotech Inc.	(93,083)	(169,838)	(486,026)	(225,827)

Comprehensive income (loss)

Foreign currency translation gain (loss)	(46,067)	46,511	52,703	47,371

Comprehensive loss attributable to Pharmagreen Biotech Inc.	(139,150)	(123,327)	(433,323)	(178,456)

Basic and diluted loss per share attributable to Pharmagreen Biotech Inc. shareholders	(0.00)	(0.01)	(0.01)	(0.01)

Weighted average number of shares outstanding	74,316,289	23,434,778	73,235,221	22,001,813

(The accompanying notes are an integral part of these condensed interim consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Condensed Interim Consolidated Statements of Changes in Stockholders’ Deficit

(Expressed in U.S. dollars)

(unaudited)

	Common stock		Additional paid-in capital $	Accumulated other comprehensive income (loss) $	Deficit $	Non-controlling interest $	Total stockholders’ deficit $
	Number of shares	Amount $

Balance, September 30, 2017	20,600,000	20,600	534,269	(63,169)	(2,888,358)	–	(2,396,658)

Foreign currency translation gain	–	–	–	860	–	–	860

Net loss for the period	–	–	–	–	(55,989)	–	(55,989)

Balance, December 31, 2017	20,600,000	20,600	534,269	(62,309)	(2,944,347)	–	(2,451,787)

Issuance of common stock pursuant to conversion of convertible notes	8,230,000	8,230	636,184	–	–	–	644,414

Foreign currency translation gain	–	–	–	46,511	–	–	46,511

Net loss for the period	–	–	–	–	(169,838)	–	(169,838)

Balance, March 31, 2018	28,830,000	28,830	1,170,453	(15,798)	(3,114,185)	–	(1,930,700)

Balance, September 30, 2018	71,620,100	71,620	2,464,136	38,722	(3,961,939)	–	(1,387,461)

Issuance of common stock pursuant to conversion of convertible notes	2,000,000	2,000	(1,800)	–	–	–	200

Issuance of common stock for financing services	51,725	52	187,193	–	–	–	187,245

Foreign currency translation gain	–	–	–	98,770	–		98,770

Net loss for the period	–	–	–	–	(392,943)	–	(392,943)

Balance, December 31, 2018	73,671,825	73,672	2,649,529	137,492	(4,354,882)		(1,494,189)

Issuance of common stock pursuant to conversion of convertible notes	1,000,000	1,000	(900)	–	–	–	100

Issuance of common stock of 1155097 BC Ltd.	–	–	1,018,228	–	–	–	1,018,228

Foreign currency translation loss	–	–	–	(46,067)	–	–	(46,067)

Net loss for the period	–	–	–	–	(93,083)	(782)	(93,865)

Balance, March 31, 2019	74,671,825	74,672	3,666,857	91,425	(4,447,965)	(782)	(615,793)

(The accompanying notes are an integral part of these condensed interim consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Condensed Interim Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	Six months ended March 31, 2019	Six months ended March 31, 2018
	$	$

OPERATING ACTIVITIES

Net loss	(486,808)	(225,827)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible notes	659	–
Shares issued for services	187,245	–

Changes in non-cash operating assets and liabilities:
Accounts receivable and other receivables	(4,341)	(7,699)
Prepaid expenses and deposits	474	325
Accounts payable and accrued liabilities	40,769	(48,274)
Due to related parties	(42,391)	(3,691)

Net cash used in operating activities	(304,393)	(285,166)

INVESTING ACTIVITIES

Acquisition of property and equipment	(31,382)	(30,637)

Net cash used in investing activities	(31,382)	(30,637)

FINANCING ACTIVITIES

Proceeds from issuance of convertible notes	–	298,239
Repayment of convertible notes	–	(96,486)
Proceeds from advances payable	170,032	193,934

Net cash provided by financing activities	170,032	395,687

Effect of foreign exchange rate changes on cash	23,267	51,361

Change in cash	(142,476)	131,245

Cash, beginning of period	151,869	16,442

Cash, end of period	9,393	147,687

Non-cash investing and financing activities:

Issuance of common stock pursuant to the conversion of convertible notes	300	644,144
Issuance of equity in 1155097 B.C. Ltd in exchange for advances payable	1,018,229	–

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these condensed interim consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Interim Consolidated Financial Statements

March 31, 2019

(Expressed in U.S. dollars)

(unaudited)

1.

Nature of Business and Continuance of Operations

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 26, 2007, under the name Azure International, Inc.  On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation and Azure International, Inc.  As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc.  The Company was previously in the business of providing technical advisory and appraisals to the aircraft and aviation business as well as providing sourcing for aircraft leases and parts. Pursuant to a Share Exchange Agreement with WFS Pharmagreen Inc. (“WFS”) on May 2, 2019, the Company changed its name to Pharmagreen Biotech Inc. and changed its principal business to the construction of a biotech complex in Deroche, British Columbia, Canada, for the purpose of producing a variety of starter plantlets for the Canadian and international high CBD hemp and medical cannabis industries through the application of the proprietary plant tissue culture in vitro process called “Chibafreen”. This proprietary process will produce plantlets that will be genetically identical and free of pests and disease free with consistent and certifiable constituent properties.

Going Concern

These condensed interim consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at March 31, 2019, the Company has a working capital deficit of $902,554 and an accumulated deficit of $4,447,965. These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These condensed interim consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

(a)

Basis of Presentation

The accompanying condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These condensed interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, WFS Pharmagreen Inc., and 1174505 BC Ltd., and its 89.7% owned subsidiary 1155097 BC Ltd., companies incorporated in British Columbia, Canada. These condensed interim consolidated financial statements also include the accounts of its previously wholly-owned subsidiary Canna Companion Products, Inc., a company incorporated in the State of Washington. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is September 30.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Interim Consolidated Financial Statements

March 31, 2019

(Expressed in U.S. dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

(b)

Use of Estimates and Judgments

The preparation of these condensed interim consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, the equity component of convertible notes, fair value of stock-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 related to the statement of cash flows. This new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017, and early adoption is permitted. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

On November 22, 2017 the FASB issued ASU 2017-14 – “Income Statement – Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606)”. This update amends SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 116 and SEC Release No. 33-10403, which bring existing guidance into conformity with Topic 606, Revenue from Contracts with Customers. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

(d)

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Interim Consolidated Financial Statements

March 31, 2019

(Expressed in U.S. dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

(d)

Recently Issued Accounting Pronouncements (continued)

In February 2016, Topic 842, Leases was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Property and Equipment

	Cost $	Accumulated depreciation $	Net carrying value as at March 31, 2019 $	Net carrying value as at September 30, 2018 $

Construction in progress	287,813	–	287,813	251,310

As at March 31, 2019, costs related to the construction of cannabis production complex were capitalized as construction in progress and not depreciated. Depreciation will commence when construction is completed, and the facility is available for its intended use.

4.

Convertible Notes

On April 4, 2018, $32,485 owed to related parties were converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023.  These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid.

The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature.  The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Interim Consolidated Financial Statements

March 31, 2019

(Expressed in U.S. dollars)

(unaudited)

4.

Convertible Notes (continued)

During the year ended September 30, 2018, the Company issued a total of 31,745,000 shares of common stock upon the conversion of $3,175 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

During the six months ended March 31, 2019, the Company issued a total of 3,000,000 shares of common stock upon the conversion of $300 of Series A convertible notes. As at March 31, 2019, the carrying value of the convertible notes was $1,052 (September 30, 2018 - $693) and had an unamortized discount of $27,958 (September 30, 2018 - $28,618).  During the six months ended March 31, 2019, the Company recorded accretion expense of $659 (2018 - $nil).

5.

Related Party Transactions

(a)

As at March 31, 2019, the Company owed $185,421 (Cdn$247,722) (September 30, 2018 – $223,799 (Cdn$289,193)) to the President of the Company, which is non-interest bearing, unsecured and due on demand.

(b)

As at March 31, 2019, the Company owed $28 (Cdn$38) (September 30, 2018 - $2,176 (Cdn$2,812)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)

As at March 31, 2019, the Company owed $55,015 (Cdn$73,500) (September 30, 2018 - $56,880 (Cdn$73,500)) to the mother of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)

As at March 31, 2019, the Company owed $nil (September 30, 2018 - $12,522 (Cdn$16,181)) to the Principle Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the six months ended March 31, 2019, the Company incurred consulting fees of $45,288 (2018 - $55,703) to the Principle Accounting Officer of the Company.

(e)

As at March 31, 2019, the Company owed $256,958 (Cdn$343,296) (September 30, 2018 – $243,969 (Cdn$315,272)) to a company controlled by the Principle Accounting Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(f)

During the six months ended March 31, 2019, the Company incurred consulting fees of $45,288 (2018 - $55,703) to the President of the Company.

(g)

During the six months ended March 31, 2019, the Company incurred fees of $1,245 (2018 - $nil) and $1,925 (2018 $nil) for marketing services and services in support of the its cannabis licensing application, respectively, to the Chief Operating Officer of the Company. During the six months ended March 31, 2019, the Company capitalized $8,322 in fees paid to the Chief Operating Office of the Company for design work relating to the Construction in progress.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Interim Consolidated Financial Statements

March 31, 2019

(Expressed in U.S. dollars)

(unaudited)

6.

Common Stock

(a)

On December 6, 2018, the Company issued 2,000,000 shares of common stock upon the conversion of $200 of Series A convertible notes at $0.0001 per share. Refer to Note 4.

(b)

On December 6, 2018, the Company issued 51,725 shares of common stock with a fair value of $187,245 for financing costs.  The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

(c)

On February 1, 2019, the Company issued 1,000,000 shares of common stock upon the conversion of $100 of Series A convertible notes at $0.0001 per share. Refer to Note 4.

7.

Commitments

Effective December 11, 2017, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex (the “Biotech Complex”) located in British Columbia, through their subsidiary, 1155097 BC Ltd. (“115BC”).

On January 25, 2019, the Company’s wholly owned subsidiaries WFS Pharmagreen Inc. and 115BC entered into an Option Agreement with Alliance Growers Corp, which superseded the LOI entered into on December 11, 2017. The Option Agreement grants an option to Alliance to purchase 10% equity interest in 115BC for Cdn$1,350,000 and grants a second option to purchase an additional 20% equity interest in 115BC for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. Upon exercise of the second option, Alliance will have the first right of refusal to participate in future equity financing to maintain their percentage interest in 115BC, if it requires financing for growth and expansion.

On January 25, 2019, 115BC issued 8 shares of common stock to Alliance Growers Corp. upon exercise of the first option for consideration of $1,018,182 (Cdn$1,350,008), which was recognized as additional paid-in capital. As at January 25, 2019, 115BC had net liabilities of $452 (Cdn$600), of which $46 was attributed to the non-controlling interest.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be paid*
SEC Registration Fee	$4,831
Accounting Fees and Expenses	2,000
Legal Fees and Expenses	5,000
Miscellaneous Expenses	8,169
Total	$20,000

_________________________
*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 12. Indemnification of Directors and Officers.

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees, agents, and any other persons to the maximum extent permitted by the NRS.

Item 13. Recent Sales of Unregistered Securities

Common Stock

(a) On February 28, 2018, the Company issued 8,230,000 shares of WFS common stock for the conversion of $506,761 (Cdn$647,200) of convertible debentures and $137,652 (Cdn$175,800) of accrued interest.

(b) On April 16, 2018, the Company filed a certificate of amendment to increase the authorized share capital to 9,000,000,000 shares of common stock.

(c) On May 1, 2018, the WFS issued 9,474,500 shares of WFS common stock for the conversion of Cdn$1,736,500 convertible debentures.

(d) On May 2, 2018, the Company issued 37,704,500 shares of common stock in exchange for all the issued and outstanding shares of WFS Pharmagreen Inc. pursuant to the share exchange agreement dated April 12, 2018. Refer to Note 3.

(e) On May 24, 2018, the Company enacted a reverse split of its shares of common stock on a 200:1 basis. All reference to share and per share amounts have been retroactively restated to effect the reverse stock split as if the transaction had taken place as of the beginning of the earliest period presented.

(f) On July 9, 2018, the Company issued 26,720,000 shares of common stock upon the conversion of

$2,672 of Series A convertible notes at $0.0001 per share. Refer to Note 5(rr).

(g) On July 24, 2018, the Company filed a certificate of amendment to decrease the authorized share capital to 500,000,000 shares of common stock.

(h) On August 27, 2018, the Company issued 5,025,000 shares of common stock upon the conversion of $503 of Series A convertible notes at $0.0001 per share.

(i) On December 6, 2018, the Company issued 2,000,000 shares of common stock upon the conversion of $200 of Series A convertible notes at $0.0001 per share.

(j) On December 6, 2018, the Company issued 51,725 shares of common stock with a fair value of $187,245 for financing costs.  The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

(k) On February 1, 2019, the Company issued 1,000,000 shares of common stock upon the conversion of $100 of Series A convertible notes at $0.0001 per share.

The company sold these securities under the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

Item 14. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Coquitlam, British Columbia Canada on June 11, 2019 and pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Wojcik	President, Chief Executive Officer	June 11, 2019
Peter Wojcik	(Principal Executive Officer), Principle Financial Officer, Director

Signature	Title	Date

/s/ Terry Kwan	Principal Accounting Officer	June 11, 2019
Terry Kwan

EXHIBIT INDEX

Exhibit Number	Description

2.1	Articles of Incorporation and Bylaws dated November 26, 2007 as previously filed with the SEC on March 20, 2019

2.2	Articles of Merger dated, October 30, 2008 (Azure International, Inc./ Air Transport Group Holding, Inc. as previously filed with the SEC on March 20, 2019

2.3	Securities Exchange Agreement dated April 12, 2018, by and among Air Trnsport Group Holdings Inc. and WFS Pharmagreen Inc., as previously filed with the SEC on March 20, 2019

2.4	Articles of Incorporation and Bylaws dated December 19, 2013 for WFS Pharmagreen Inc. as previously filed with the SEC on March 20, 2019

2.5	Articles of Incorporation and Bylaws dated March 02, 2018 for BC1155097 as previously filed with the SEC on March 20, 2019

2.6	Articles of Incorporation and Bylaws dated August 02, 2018 for BC1174505 as previously filed with the SEC on March 20, 2019

2.7	Option Agreement with Alliance Growers January 25, 2019 as previously filed with the SEC on March 20, 2019

2.8	Equity Purchase Agreement PHBI-L2 Capital as previously filed with the SEC on March 20, 2019

2.9	Registration Rights Agreement PHBI-L2 Capital as previously filed with the SEC on March 20, 2019

3.2	Certificate of Amendment dated April 16, 2018 (authorized increased to 9,000,000,000) as previously filed with the SEC on March 20, 2019

3.3

Certificate of Amendment dated May 3, 2018, (name change from Air Transport Group holdings, Inc. to Pharmagreen Biotech.), (200:1) Reverse Stock Split. as previously filed with the SEC on March 20, 2019

5.1	Opinion of Counsel as previously filed with the SEC on March 20, 2019

23.1	Consent of auditor, dated June 11, 2019

23.2	Consent of Counsel (included in Exhibit 5.1)* as previously filed with the SEC on March 20, 2019